                                                                     EXHIBIT 4.1


                           STOCK PURCHASE AGREEMENT


                                     Among

                         PATINA OIL & GAS CORPORATION

                                      and

                          THE INVESTORS NAMED HEREIN



                           Dated as of July 31, 1997



             and as amended and restated as of September __, 1997

                               TABLE OF CONTENTS
                               -----------------

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                                  ARTICLE I.

                                  Definitions

Section 1.01.  Definitions...................................................  2

                                  ARTICLE II.

              Sale and Purchase of the 8.5% Convertible Preferred
                 Stock, Common Stock and Related Transactions

Section 2.01.  Sale and Purchase of the Preferred Stock and Common Stock.....  6
Section 2.02.  Closing.......................................................  7

                                 ARTICLE III.

                        Representations and Warranties

Section 3.01.  Representations and Warranties of the Company.................  8
Section 3.02.  Representations and Warranties of Investors................... 15

                                  ARTICLE IV.

                     Additional Agreements of the Parties

Section 4.01.  Taking of Necessary Action.................................... 17
Section 4.02.  Conduct of Business........................................... 17
Section 4.03.  Notification of Certain Matters............................... 18
Section 4.04.  Access to Information......................................... 18
Section 4.05.  Restrictions on Sale or Transfer; Legend...................... 18
Section 4.06.  Designated Directors.......................................... 19
Section 4.07.  New York Stock Exchange Listing............................... 20
Section 4.08.  Use of Proceeds............................................... 20
Section 4.09.  Approval by Company's Stockholders............................ 20
Section 4.10.  No Additional Shares.......................................... 20


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                                  ARTICLE V.

                             Conditions Precedent

Section 5.01.  Conditions to Each Party's Obligations to Effect each
                Closing...................................................... 21
Section 5.02.  Conditions to the Investors' Obligations...................... 21
Section 5.03.  Conditions to the Company's Obligations to any Closing........ 23

                                  ARTICLE VI.

                              Registration Rights

Section 6.01.  Definition of Registrable Shares.............................. 23
Section 6.02.  Demand Registration........................................... 24
Section 6.03.  Piggyback Registration........................................ 25
Section 6.04.  Registration Procedures....................................... 26
Section 6.05.  Conditions and Limitations.................................... 29
Section 6.06.  Information from and Certain Covenant of Holders of
                Registrable Shares........................................... 30
Section 6.07.  Registration Expenses......................................... 30
Section 6.08.  Indemnification; Contributions................................ 31

                                 ARTICLE VII.

                   Standstill and Confidentiality Provisions

Section 7.01.  Certain Definitions........................................... 33
Section 7.02.  Confidentiality Covenants..................................... 35
Section 7.03.  Acquisition of Company Voting Securities...................... 36
Section 7.04.  Distribution of the Company Voting Securities................. 37
Section 7.05.  Proxy Solicitations, etc...................................... 37
Section 7.06.  No Voting Trusts, Pooling Agreements, or Formation of
                "Groups"..................................................... 38
Section 7.07.  Limitation on Various Other Actions........................... 38
Section 7.08.  Acquisition Proposals......................................... 38
Section 7.09.  Term of Standstill and Confidentiality Provisions............. 39

                                 ARTICLE VIII.

                                     Term

Section 8.01.  Termination................................................... 40
Section 8.02.  Effect of Termination......................................... 40


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                                  ARTICLE IX.

                                 Miscellaneous

Section 9.01.  Survival of Representations, Warranties and Agreements........ 40
Section 9.02.  Notices....................................................... 40
Section 9.03.  Entire Agreement; Amendment................................... 41
Section 9.04.  Counterparts.................................................. 42
Section 9.05.  Governing Law................................................. 42
Section 9.06.  Public Announcements.......................................... 42
Section 9.07.  Expenses...................................................... 42
Section 9.08.  Indemnification............................................... 42
Section 9.09.  Successors and Assigns........................................ 44
Section 9.10.  No Third Party Rights......................................... 45
Section 9.11.  Specific Performance.......................................... 45
Section 9.12.  Captions...................................................... 45
Section 9.13.  Severability.................................................. 45
Section 9.14.  Mutual Waiver of Jury Trial................................... 45
Section 9.15.  Jurisdiction.................................................. 45
Section 9.16.  References to Other Agreements................................ 45


EXHIBITS

     A  -  Form of Share Repurchase Agreement
     B  -  Form of SOCO Option Agreement
     C  -  Form of Notice of Issuance
     D  -  Form of Certificate of Designations


SCHEDULES

     I  -  Schedule of Investors' Commitments
    II  -  Company's Disclosure Schedules
  5.02  -  Additional Certificates, Opinions, Etc.

          STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 31, 1997
                                          ---------
and as amended and restated as of September __, 1997, among Patina Oil & Gas Corporation, a Delaware corporation (the "Company"), Snyder Oil Corporation,
                                          -------
the majority stockholder of the Company ("SOCO"), and each of the investors who
                                          ----
execute signature pages hereto (each an "Investor" and collectively, the
                                         --------
"Investors").
 ---------

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, each of the Investors has severally agreed to purchase in up to two purchases, and the Company has agreed to sell, subject to the terms and conditions of this Agreement, up to the aggregate number of shares of the Company's 8.5% Convertible Preferred Stock, par value $.01 per share (the "8.5%
                                                                           ----
Convertible Preferred Stock"), set forth opposite such Investor's name on
---------------------------
Schedule I hereto, and an aggregate of 160,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), and, concurrently with the
                                  ------------
initial closing hereunder, SOCO has agreed to deliver, in consideration of the consummation of the related transactions herein described, an aggregate of 70,000 shares of Common Stock to the Investors;

          WHEREAS, prior to or at about the time of the execution and delivery of this Agreement, the Company shall have filed a Registration Statement on Form S-3 in connection with the registration and sale on behalf of SOCO of up to 8,625,000 shares of the Company's Common Stock, owned by SOCO (such registration and sale, the "Secondary Stock Offering"), and the consummation of the sale of
               ------------------------
Common Stock by SOCO pursuant to the Secondary Stock Offering shall be a condition precedent to the initial issuance and sale by the Company of shares of 8.5% Convertible Preferred Stock hereunder;

          WHEREAS, substantially simultaneously with the execution and delivery of this Agreement, the Company and SOCO shall have entered into a Share Repurchase Agreement (as the same may be amended or modified, the "Share
                                                                   -----
Repurchase Agreement"), a copy of which is attached hereto as Exhibit A,
--------------------
pursuant to which the Company has agreed to repurchase from SOCO all of the remaining shares of Common Stock owned by SOCO which have not been sold by SOCO in the Secondary Stock Offering (other than the 70,000 shares delivered by SOCO to the Investors hereunder) at a purchase price per share equal to the net offering price (after deduction of the underwriters' commissions and discounts) (such price, the "Net Offering Price") of the shares of Common Stock sold in
                  ------------------
the Secondary Stock Offering (such redemption, the "SOCO Stock Redemption");
                                                    ---------------------

          WHEREAS, substantially simultaneously with the execution and delivery of this Agreement, SOCO, the Company and each of the Investors (or one of such Investor's affiliates) and Thomas J. Edelman, Chairman, Chief Executive Officer and President of the Company ("Edelman"), shall have entered into one or more
                               -------
Option Agreements (collectively, the "SOCO Option Agreement"), a form of which
                                      ---------------------
is attached hereto as Exhibit B, pursuant to which SOCO has granted to the Investors (or their affiliates) and Edelman one or more options (collectively, the "Option on SOCO Shares") to purchase, on the terms and conditions set forth
     ---------------------
in the SOCO Option Agreement, up to 4,000,000 of the shares of Common Stock owned by SOCO if the

Secondary Stock Offering and the SOCO Stock Redemption do not occur or if this Agreement terminates under circumstances set forth in Section 8.03 hereof;

          WHEREAS, the Company contemplates that the proceeds (or a portion thereof) from the issuance of the 8.5% Convertible Preferred Stock sold hereunder, together with the proceeds of new borrowings under the Company's existing senior credit facility and restricted stock sales, will be used to pay the purchase price for the shares redeemed in the SOCO Stock Redemption, and the Company shall be entitled under and subject to the terms and conditions of this Agreement to determine, in its sole discretion, the aggregate number of shares of 8.5% Convertible Preferred Stock to be ultimately issued and sold hereunder to fund a portion of such purchase price;

          WHEREAS, in connection with the consummation of the Secondary Stock Offering, the SOCO Stock Redemption and issuance and sale of the 8.5% Convertible Preferred Stock hereunder, the Company contemplates issuing additional shares of Common Stock and granting shares of restricted Common Stock to certain senior executives of the Company as follows (collectively, such transactions are referred to herein as the "Management Stock Issuances"): (i)
                                            --------------------------
to Edelman, (A) the issuance and sale of $2,000,000 of shares of Common Stock to be purchased at a price per share equal to the gross offering price in the Secondary Stock Offering and (B) the grant of 350,000 shares of restricted Common Stock and (ii) to the Company's other senior executives, (A) the issuance and sale of an aggregate of $1,000,000 of shares of Common Stock to be purchased at a price per share equal to the gross offering price in the Secondary Stock Offering and (B) the grant of an aggregate of 150,000 shares of restricted Common Stock;

          NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                  ARTICLE I.

                                  Definitions
                                  -----------

          Section 1.011.  Definitions.  As used in this Agreement, the
                          -----------
following terms shall have the meanings set forth below:

          "Affiliate" or "affiliate" shall mean, with respect to any
           ---------      ---------
     person (the "target person"), any other person (the "affiliated person") which directly or indirectly controls or is controlled by or is under common control with such target person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies

  (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Agreement" shall have the meaning set forth in the recitals hereto.
           ---------

          "Certificate of Designations" shall have the meaning set
           ---------------------------
     forth in Section 2.01.

          "Closing" shall mean the Initial Closing or the Second
           -------
     Closing, as the context may require.

          "Closing Date" shall mean the Initial Closing Date or the
           ------------
     Second Closing Date, as the context may require.

          "Code" shall mean the Internal Revenue Code of 1986, as
           ----
     amended.

          "Common Stock" shall have the meaning set forth in the
           ------------
     recitals hereto.

          "Company" shall have the meaning set forth in the recitals
           -------
     hereto.

          "Company Plans" shall have the meaning set forth in Section
           -------------
     3.01(k).

          "Company Reports" shall have the meaning set forth in
           ---------------
     Section 3.01(i).

          "Company Stockholders' Approval" shall have the meaning set
           ------------------------------
     forth in Section 4.09(a).

          "Company's Disclosure Schedules" shall have the meaning set
           ------------------------------
     forth in Section 3.01.


          "Damages" shall have the meaning set forth in Section
           -------
      9.08(a).

          "Demand Registration" shall have the meaning set forth in
           -------------------
     Section 6.02.

          "Edelman" shall have the meaning set forth in the recitals
           -------
     hereto.

          "ERISA" shall have the meaning set forth in Section 3.01(k).
           -----

          "Exchange Act" shall mean the Securities Exchange Act of
           ------------
     1934, as amended.

          "Excluded Registration Statement" shall have the meaning set
           -------------------------------
     forth in Section 6.03.

          "Final Determination" shall have the meaning set forth in
           -------------------
     Section 9.08(f).

          "Fund VII" shall have the meaning set forth in Section
           --------
     2.01(a).

          "Fund VII Amount" shall have the meaning set forth in
           ---------------
      Section 2.01(a).

          "GAAP" shall mean generally accepted accounting principles
           ----
      in the United States of America in effect from time to time.

          "Holder" or "Holders" shall have the meaning set forth in
           ------      -------
     Section 6.01.

          "HSR Act" shall have the meaning set forth in Section
           -------
      3.01(g).

          "Indemnified Persons" shall have the meaning set forth in
           -------------------
      Section 9.08(a).

          "Initial Closing" or "Initial Closing Date" shall have the
           ---------------      --------------------
     meaning set forth in Section 2.02(a).

          "Investor" or "Investors" shall have the meaning set forth in the
           --------      ---------
     recitals hereto.

          "knowledge" or "best knowledge" shall mean, with respect to
           ---------      --------------
     any Person, the actual knowledge of the officers of such Person making such statement, assuming reasonable inquiry into the matter.

          "Management Stock Issuances" shall have the meaning set forth in the
           --------------------------
recitals hereto.

          "Material Adverse Effect" shall mean a material adverse
           -----------------------
     effect on (a) the business, assets, liabilities, results of operations or financial condition of the Company and its subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or (c) the validity or enforceability of this Agreement or the rights or remedies of the Investors hereunder.

          "Material Contracts" shall have the meaning set forth in
           ------------------
     Section 3.01(n).

          "Net Offering Price" shall have the meaning set forth in the
           ------------------
     recitals hereto.

          "Notice of Issuance" shall mean the notice of issuance certificate
           ------------------
     which may be delivered by the Company to the Investors in accordance with the provisions of Section 2.01, which shall be in the form attached hereto as Exhibit C.

          "NYSE" shall have the meaning set forth in Section 3.01(f).
           ----

          "Option on SOCO Shares" shall have the meaning set forth in the
           ---------------------
     recitals hereto.

          "Person" or "person" shall mean an individual, corporation,
           ------      ------
     association, partnership, trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

          "PIK Period" shall mean, with respect to the 8.5% Convertible
           ----------
     Preferred Stock, the two-year mandatory period during which the Company shall be obligated to issue pay-in-kind dividends on such stock.

          "Proxy Statement" shall have the meaning set forth in
           ---------------
     Section 4.09(b).

          "Registrable Shares" shall have the meaning set forth in
           ------------------
           Section 6.01.

          "Registration Expenses" shall have the meaning set forth in
           ------------------
     Section 6.07.

          "SEC" shall mean the United States Securities and Exchange
           ---
      Commission.

          "Second Closing" or "Second Closing Date" shall have the
           --------------      -------------------
      meaning set forth in Section 2.02(a).

          "Secondary Stock Offering" shall have the meaning set forth in the
           ------------------------
     recitals hereto.

          "Securities Act" shall mean the Securities Act of 1933, as
           --------------
     amended.

          "Share Repurchase Agreement" shall have the meaning set forth in the
           --------------------------
     recitals hereto.

          "SOCO Option Agreement" shall have the meaning set forth in
           ---------------------
     the recitals hereto.

          "SOCO Stock Redemption" shall have the meaning set forth in
           ---------------------
     the recitals hereto.

          "SOCO" shall have the meaning set forth in the recitals
           ----
     hereto.

          "Subsidiary" or "subsidiary" shall mean, with respect to any
           ----------      ----------
     corporation (the "parent") any other corporation, association or
                       ------
     other business entity of which more than 50% of the shares of the voting stock are owned or controlled, directly or indirectly, by the parent or one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

          "Tax Returns" means any return, amended return or other report
           -----------
     required to be filed with respect to any Tax, including declaration of estimated tax and information returns.

          "Taxes" means any federal, state, local or foreign taxes, including
           -----
     but not limited to income, gross receipts, windfall profits, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such penalties.

          "Transfer" shall have the meaning set forth in Section 4.05.
           --------

          "8.5% Convertible Preferred Stock" shall have the meaning
           --------------------------------
     set forth in the recitals hereto.


                                  ARTICLE II.

              Sale and Purchase of the 8.5% Convertible Preferred
              ---------------------------------------------------
                 Stock, Common Stock and Related Transactions
                 --------------------------------------------

          Section 1.021. Sale and Purchase of the Preferred Stock and Common
                         ---------------------------------------------------
Stock. Subject to all of the terms and conditions of this Agreement, and in
-----
reliance upon the representations and warranties hereinafter set forth, at the Initial Closing provided for in Section 2.02 hereof, the Company will sell to each Investor, and each Investor will purchase from the Company, up to the aggregate number of shares of 8.5% Convertible Preferred Stock set forth opposite such Investor's name on Schedule I hereto that is designated to be sold by the Company to such Investor, plus that number (and no less than that number) of shares of Common Stock opposite such Investor's name on Schedule I hereto, for a purchase price of $25 per share of 8.5% Convertible Preferred Stock purchased. The Company shall deliver to each Investor, not less than three business days prior to the Initial Closing Date, a Notice of Issuance which sets forth the number of shares of 8.5% Convertible Preferred Stock to be sold to, and purchased by, each Investor; provided that the aggregate number of shares of
                                 --------
8.5% Convertible Preferred Stock to be issued and sold at the Initial Closing shall not be less than 1,600,000. To the extent the Initial Closing involves the sale of less than 2,520,000 shares of 8.5% Convertible Preferred Stock, then the shares purchased at such Closing shall be purchased pro rata by the Investors according to the amounts set forth in Schedule I. The 8.5% Convertible Preferred Stock will have the designations, relative rights, preferences and limitations set forth in the Company's Certificate of Incorporation and the Certificate of Designations in the form attached hereto as Exhibit D (the "Certificate of
                                                            --------------
Designations"). If the Notice of Issuance is delivered to First Reserve Fund
------------
VII, Limited Partnership ("Fund VII") less than ten business days prior to any Closing, Fund VII shall not be required to fund its portion of the purchase price to be paid at such Closing (the "Fund VII Amount") until ten business days after delivery of such Notice of Issuance, provided that (A) Fund VII irrevocably and unconditionally commits to fund the Fund VII Amount at the same time as other Investors fund such Closing and (B) the Company shall place in escrow with counsel to the Company the securities to be purchased with the Fund VII Amount and other Closing documents delivered at such Closing until Fund VII pays to the Company the Fund VII Amount as set forth above.

          (b) Subject to all of the terms and conditions of this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Second Closing (if any) provided for in Section 2.02 hereof, the Company will sell to each Investor, and each Investor will purchase from the Company, for a purchase price of $25 per share, a number of shares of 8.5% Convertible Preferred Stock not to exceed the difference of (i) the aggregate number of shares of

8.5% Convertible Preferred Stock set forth opposite such Investor's name on
Schedule I hereto minus (ii) the aggregate number of shares of 8.5% Convertible
                  -----
Preferred Stock issued and sold to such Investor at the Initial Closing. The Company shall deliver to each Investor, not less than ten business days prior to any the Second Closing Date, a Notice of Issuance which sets forth the number of shares of 8.5% Convertible Preferred Stock to be sold to, and purchased by, each Investor. Notwithstanding the foregoing, if the beneficial ownership of Common Stock by Highbridge International LDC ("HIL"), after giving effect to the shares
                                        ---
of 8.5% Convertible Preferred Stock proposed to be issued at the Second Closing, would exceed 5% of the total outstanding shares of the Common Stock of the Company, HIL shall only be required to purchase shares of 8.5% Convertible Preferred Stock to the extent that the ownership of such shares by HIL does not exceed such 5% threshold (it being the intent that such threshold be calculated in accordance with the "FIRPTA" regulations under the Internal Revenue Code). To the extent the shares to be purchased by HIL are reduced pursuant to the foregoing sentence, such shares may be purchased by the remaining Investors pro rata according to the amounts set forth on Schedule I.

          (c) Subject to all of the terms and conditions of this Agreement, and in consideration of the consummation of all of the related transactions herein described, at the Initial Closing provided for in Section 2.02 hereof, SOCO will deliver to each Investor the number (and no less than that number) of shares of Common Stock opposite such Investor's name on Schedule I hereto that is designated to be delivered by SOCO to such Investor. SOCO represents and warrants to each Investor that, upon delivery of the shares of Common Stock by SOCO to such Investor hereunder, such Investor will acquire such shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

          Section 1.022 Closing. Subject to the satisfaction or waiver of the
                        -------
conditions set forth in this Agreement, each sale and purchase of the 8.5% Convertible Preferred Stock pursuant to Section 2.01 (the first such sale and purchase, together with the purchase and sale of Common Stock and the Delivery of Common Stock, shall be referred to herein as the "Initial Closing"; and the
                                                     ---------------
second sale and purchase shall be referred to herein as the "Second Closing")
                                                             --------------
shall take place no later than December 31, 1997, at the offices of Simpson Thacher & Bartlett, counsel to the Company, at 425 Lexington Avenue, New York, New York 10017, on the first business day following the date on which the conditions in Article V are satisfied (or waived by the Investors or the Company, as the case may be) (the date of the Initial Closing, the "Initial
                                                                    -------
Closing Date"; and the date of the Second Closing, the "Second Closing Date")
-------------                                           -------------------
or at such other time and place as may be mutually agreed upon by the Investors and the Company.

          (b) At each Closing: (i) the Company will deliver to each Investor a certificate or certificates for the 8.5% Convertible Preferred Stock (A) to be sold to such Investor in accordance with the provisions of Section 2.01 and (B) in the case of the Initial Closing, Common Stock to be sold to such Investor pursuant to Section 2.01, in each case registered in the respective name(s) and proportions as such Investor shall have specified to the Company at least two business days prior to such Closing; (ii) each Investor, in full payment for the 8.5% Convertible Preferred Stock (and, in the case of the Initial Closing, Common Stock) to be purchased pursuant to Section 2.01 on the related Closing Date, will deliver to the Company immediately available funds, by wire transfer to such account as the Company shall specify at least two business days prior to such Closing, in the amount of the purchase price to be paid hereunder pursuant to Section 2.01; RIDER B5-B and (iv) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article V hereof.

                                 ARTICLE III.

                        Representations and Warranties
                        ------------------------------

          Section 1.031.  Representations and Warranties of the Company.  The
                          ---------------------------------------------
Company represents and warrants to, and agrees with, the Investors as follows (it being understood that, in addition to any exceptions or qualifications contained herein, the following representations and warranties shall be further qualified by the disclosures contained in the Company's disclosure schedules that have been previously delivered to the Investors and copies of which are attached hereto as Schedule II (the "Company's Disclosure Schedules")):
                                     ------------------------------

          (a)  Organization and Good Standing of the Company. The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. The Company is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so licensed or qualified in any such jurisdiction, individually or in the aggregate, would not have a Material Adverse Effect.

          (b)  Organization and Good Standing of Company's Subsidiaries.
               --------------------------------------------------------
Section 3.01(b) of the Company's Disclosure Schedules lists all subsidiaries of the Company and their respective jurisdictions of incorporation. Except as set forth in Section 3.01(b) of the Company's Disclosure Schedules, (i) the Company owns, directly or indirectly, all the shares of outstanding capital stock of each of its subsidiaries, free and clear of any claim, lien, encumbrance, agreement or preemptive rights with respect thereto, (ii) no equity securities of any of the Company's subsidiaries are or may become required to be issued by reason of any options, warrants, calls or commitments of any character whatsoever, (iii) there are outstanding no securities or rights convertible into or exchangeable for shares of any capital stock of any of the Company's subsidiaries and (iv) there are no contracts, commitments, understandings or arrangements by which any of the Company's subsidiaries is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate power and authority and governmental authorizations to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so licensed or qualified in any such jurisdiction, individually or in the aggregate, would not have a Material Adverse Effect.

          (c)  Authorization.  The Company has full corporate power and
               -------------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by the Board of Directors of the Company. No other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and this Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

          (d)  Capitalization.  Section 3.01(d) of the Company's Disclosure
               --------------
Schedules sets forth (i) the authorized capital stock of the Company, the number of shares of each class of capital stock issued and outstanding and the number of shares of Common Stock reserved for issuance in connection with employee benefit and stock option plans in each case as of the date hereof, and (ii) all options, warrants, calls or commitments to issue which may result in the issuance of equity securities of the Company, in each case setting forth the identity of the holder thereof, the exercise or similar price and the date of expiration or termination thereof. All of the issued and outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive rights. Except as set forth in Section 3.01(d) of the Company's Disclosure Schedules,
(A) no equity securities of the Company are or may become required to be issued by reason of any options, warrants, calls or commitments of any character whatsoever, (B) there are outstanding no securities or rights convertible into or exchangeable for shares of any capital stock of the Company and (C) there are no contracts, commitments, understandings or arrangements by which the Company is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

          (e)  8.5% Convertible Preferred Stock.  The 8.5% Convertible
               --------------------------------
Preferred Stock has been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor, the 8.5% Convertible Preferred Stock will be validly issued, fully paid and nonassessable, will not subject the holders thereof to any personal liability and will not be subject to any preemptive rights of any other stockholder of the Company. A total of up to 10,000,000 shares of Common Stock have been duly reserved for issuance upon the conversion of the 8.5% Convertible Preferred Stock. The shares of Common Stock issuable upon conversion of the 8.5% Convertible Preferred Stock and the shares of 8.5% Convertible Preferred Stock issuable as dividends thereon have been duly and validly authorized and, if and when issued, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights except as contemplated by this Agreement and the Certificate of Designations. At each Closing, the Investors will receive valid title to the 8.5% Convertible Preferred Stock to be purchased on such date, free and clear of any claim, lien, security interest or other encumbrance (except as created by this Agreement or the Certificate of Designations).

          (f)  No Conflicts.  Except as set forth in Section 3.01(f) of the
               ------------
Company's Disclosure Schedules, the execution, delivery and performance of this Agreement, the consummation of the transactions by the Company contemplated hereby and the compliance by the Company with any of the provisions hereof will not conflict with, violate or result in a breach of any provision of, require a consent under, or constitute a default under (i) any provision of the certificate of incorporation, by-laws or other governing instrument of the Company or the Certificate of Designations (when filed with the Secretary of State of Delaware), or the certificate of incorporation, charter, by-laws or other governing instrument of the Company's subsidiaries, (ii) (A) any mortgage, note, indenture, lease, loan agreement, warrant or other agreement or instrument or (B) assuming that the clearances, filings, consents and approvals specified in Section 3.01(g) of the Company's Disclosure Schedules have been obtained or made, any permit, concession, license, judgment, order, injunction, statute, law, rule or regulation of any governmental entity, securities exchange or any other Person, in the case of (A) or (B), binding on or otherwise applicable to the Company, the Company's subsidiaries or their respective properties or assets, or (iii) any rules and regulations of the New York Stock Exchange, Inc. (the "NYSE") (other than in connection with the Company Stockholders' Approval).
      ----

          (g)  No Consents.  Except as set forth in Section 3.01(g) of the
               -----------
Company's Disclosure Schedules, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions by the Company hereunder. The Company does not own "non-exempt assets" (within the meaning contemplated by
Section 802.4 under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with an aggregate fair market value (as determined in
              -------
accordance with the HSR Act) of more than $15 million.

          (h)  Financial Statements.  The Company has previously delivered to
               --------------------
the Investors copies of (i) the consolidated balance sheet of the Company and its subsidiaries as of December 31 for the fiscal years 1995 and 1996, and the related consolidated statements of operations, statements of stockholders' equity and cash flows for the fiscal years 1994, 1995 and 1996, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed by the Company with the SEC under the Exchange Act, in each case accompanied by the audit report of Arthur Andersen LLP, independent public accountants with respect to the Company, and (ii) the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of June 30, 1997 and the related unaudited consolidated statement of operations, statements of stockholders' equity and cash flows for the three-month periods then ended as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed with the SEC under the Exchange Act. All of such financial statements fairly present the consolidated financial position of the Company and its subsidiaries as of the dates shown and the results of the consolidated operations, statements of stockholders' equity and cash flows of the Company and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, in each case subject, as to interim statements, to changes resulting from year-end adjustments (none of which will be material in amount and effect). All of such financial statements have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto, and the Company and its subsidiaries have no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the balance sheet as of June 30, 1997, included in such financial statements, except for liabilities that may have arisen in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, would not have a Material Adverse Effect.

          (i)  Reports.  The Company has timely filed, and will timely file,
               -------
     all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed, at any time prior to any Closing, with the SEC under the Securities Act or the Exchange Act or with the NYSE (all such reports and statements are collectively referred to herein as the "Company
                                                                        -------
     Reports").  As of their respective dates, the Company Reports, including
     -------
     the financial statements contained therein, complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority or exchange with which they were filed, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and were complete and accurate in all material respects.

          (j)  Legal Proceedings.  Except as set forth in Section 3.01(j),
               -----------------
     there are no legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature pending against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their assets are subject, and, to the best knowledge of the Company, there has not been threatened any such proceeding, claim, action or governmental investigation against the Company or its subsidiaries, in each case which individually or in the aggregate would, if adversely determined, have a Material Adverse Effect. As of the date hereof, neither the Company nor any of its subsidiaries is subject to any order, writ, judgment, injunction or decree having, or which would have, a Material Adverse Effect or which would interfere with the consummation of the transactions contemplated by this Agreement.

          (k)    Employee Benefits. (i) Each "employee benefit plan" (within
                 -----------------
     the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other material employee plan,
                               -----
     agreement or arrangement that is or has been maintained or otherwise contributed to by the Company or its subsidiaries for the benefit of their employees (collectively, "Company Plans") has been administered and is in
                               -------------
     material compliance with the terms of such plan and all applicable laws, rules and regulations.

          (ii) There are no pending or, to the best knowledge of the Company, threatened, actions, claims or lawsuits which have been asserted or instituted involving or arising out of the Company Plans, with respect to the operation or administration of such plans (other than routine benefit claims).

          (iii) The Company has not incurred, and no event has occurred which would be reasonably likely to result in, (A) any liability under ERISA or the Code, including but not limited to liability resulting from a complete or partial withdrawal from a "multiemployer plan" (as such term is defined in section 3(37) of ERISA) or a termination of a Company Plan which is covered by Title IV of ERISA, but which is not a multiemployer plan or (B) any liability to or with respect to any Company Plan except for contributions heretofore properly paid or accrued or not due to be paid or accrued.

          (iv) No Company Plan exists which could result in the payment to any employee of the Company or its Subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement, including the Management Stock Issuances, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code.

          (l)    Compliance with Applicable Law.  The business of the Company
                 ------------------------------
     and its subsidiaries are in compliance in all material respects with all applicable Federal, state, local and foreign governments' laws and regulations, except where any failures to be so in compliance, either individually or in the aggregate, would not have a Material Adverse Effect; provided that to the extent oil and gas properties owned by the Company or
     --------
     its subsidiaries are operated by operators other than the Company or its subsidiaries, the Company does not have any knowledge of non-compliance and the appropriate Person has diligently enforced all contractual obligations of such operators to insure compliance.

          (m)    Absence of Certain Changes.  Except as contemplated by this
                 --------------------------
     Agreement and as described in Section 3.01(m) of the Company's Disclosure Schedules, since June 30, 1997, the Company and its subsidiaries have conducted their respective businesses in the ordinary and usual course and, since such date, (i) there has not been any condition, event or occurrence which had or will have a Material Adverse Effect and (ii) neither the Company nor any of its subsidiaries has taken any of the actions prohibited by Section 4.02.

          (n)  Material Contracts.  Except as set forth in Section 3.01(n) of
               ------------------
     the Company's Disclosure Schedules, the Company has provided or made available to the Investors true and complete copies of all written contracts, agreements, leases, commitments and other instruments to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound (i) which require payments to be made in excess of $1,000,000 per year for goods and/or services), (ii) which do not by their terms expire and are not subject to termination (without penalty to the Company or its subsidiaries as the case may be) within six months from the date of the execution and delivery thereof, (iii) to which any director, officer or holder of more than 5% of the outstanding shares of Common Stock are a party or (iv) the termination of which would have a Material Adverse Effect (the agreements set forth in clauses (i), (ii),
     (iii) and (iv), the "Material Contracts"). Except as set forth in Section
                          ------------------
     3.01(n) of the Company's Disclosure Schedules, each of the Material Contracts is a valid, binding and enforceable agreement of the Company or its subsidiaries and, to the best of the Company's knowledge, each other party thereto, and no breach, default or condition exists with respect thereto which, either individually or in the aggregate, would have a Material Adverse Effect.

          (o)  Taxes and Filing of Tax Returns.  Except as disclosed on Section
               -------------------------------
     3.01(o) of the Company's Disclosure Schedules, the Company, its subsidiaries and its predecessors have been accurately prepared and timely filed all material tax returns required to have been filed and have paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable other than Taxes with respect to which a failure to pay, in the aggregate, would not have a Material Adverse Effect. Except as disclosed on Section 3.01(o) of the Company's Disclosure Schedules, (i) the Company does not know of any proposed material Tax assessment against the Company or its subsidiaries, and all Tax liabilities of the Company, its subsidiaries and its predecessors are adequately provided for and (ii) no material Tax liability of the Company, its subsidiaries or its predecessors has been asserted for Taxes in excess of those already paid.

          (p)  Title to Properties; Liens.  The Company and its subsidiaries
               --------------------------
     have good and valid title to all material assets purported to be owned by it subject only to (i) liens granted in favor the Company's senior lenders pursuant to the Company's existing credit facility and (ii) claims, liens, security interests or other encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect.

          (q)  Licenses, Permits, Etc.  The Company and its subsidiaries
               -----------------------
     possess such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of tribunals or regulatory authorities, as are necessary or customary to carry on its business as now being conducted, except to the extent a failure to obtain any such item would not have a Material Adverse Effect; provided that to the extent oil and gas properties
                              --------
     owned by the Company or its subsidiaries are operated by operators other than the Company or its subsidiaries, the Company does not have any knowledge of non-compliance and the appropriate Person has diligently enforced all contractual obligations of such operators to insure compliance.

          (r)  Environmental Matters. No real or personal property owned or
               ---------------------
     leased by the Company (including without limitation, oil and gas properties) and no operations conducted thereon, and to the Company's knowledge, no operations of any prior owner, lease or operators of any such properties, is or has been in violation of any Applicable Environmental Law other than violations which individually and in the aggregate would not have, or could not reasonably be expected to have in the future, a Material Adverse Effect, nor is any such property or operation the subject of any existing, pending or, to the Company's knowledge, threatened action, suit, investigation, inquiry or preceding with respect to Applicable Environmental Laws which, individually or in the aggregate, would have, or could not reasonably be expected to have in the future, a Material Adverse Effect. All notices, permits, licenses, and similar authorizations, if any, required to be obtained or filed in connection with the ownership or operation of any and all real and personal property owned, leased or operated by the Company or its subsidiaries, including, without limitation, notices, licenses, orders, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release, by the Company or its predecessors of hazardous substances, petroleums, or solid waste into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not have a Material Adverse Effect at the present time or in the future. To the Company's knowledge, all hazardous substances, if any, generated at any and all real and personal property operated by the Company or its subsidiaries have been transported, treated, and disposed of only by carriers maintaining valid permits under RCRA and any other Applicable Environmental Laws. Except as disclosed in the Section 3.01(r) of the Company's Disclosure Schedules, there has been no release or threatened release of any quantity of any hazardous substances or petroleum on, to or from any real or personal property owned, leased, or operated by the Company or its subsidiaries or predecessors which was not in compliance with Applicable Environmental Laws other than releases which, individually or in the aggregate, would not have a Material Adverse Effect at the present time or in the future.

          (ii) "Applicable Environmental Law" shall mean any law, statute,
                ----------------------------
     ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), affecting any real or personal property owned, operated or leased by the Company or its subsidiaries or any other operation of the Company or its subsidiaries in any way pertaining to health, safety or the environment, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health, safety and environmental laws and regulations, and further including without limitation, (A) the Comprehensive Environmental Response,

     Compensation, and Liability Act of 1980, as amended by the Superfund Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, herein collectively referred to as "CERCLA"), (B) the Resource
                                                  ------
     Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, herein referred to as "RCRA"), (C) the
                                                                ----
     Safe Drinking Water Act, as amended, (D) the Toxic Substances Control Act, as amended, (E) the Clean Air Act, as amended, (F) Emergency Planning and Community Right-to-Know Act, (G) the Clean Water Act, (H) the Occupational Safety and Health Act of 1970, as amended, (I) the laws, rules and regulations of any state having jurisdiction over any real or personal property owned, operated or leased by the Company or its subsidiaries or any other operation of the Company or its subsidiaries which relate to health, safety or the environment, as each may be amended from time to time, and (H) any federal, state, county or municipal laws, ordinance or regulations which may now or hereafter require removal of asbestos or other hazardous substances or impose any liability related to asbestos or other hazardous substances. The terms hazardous substance, petroleum, release and threatened release have the meanings specified in CERCLA, and the terms solid waste and disposal (or disposed) have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to
     --------  -------
     broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement; and provided further that, to the extent
                                           -------- -------
     the laws of the state in which any real or personal property owned, operated or leased by the Company or its subsidiaries is located establish a meaning for hazardous substance, petroleum, release, solid waste or disposal which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply in so far as such broader meaning is applicable to the real or personal property owned, operated or leased by the Company or its subsidiaries and located in such state.

          (s)  Brokers and Finders.  Neither the Company nor any of its
               -------------------
     subsidiaries nor any of their respective officers, directors, employees or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby, except that the special committee of the Company's Board of Directors has engaged A.G. Edward & Sons, Inc. to deliver a fairness opinion in connection with this Agreement.

          (t)  DGCL Section 203.  The Board of Directors of the Company has
               ----------------
     taken all action necessary to exempt from the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"), to the extent
                                            -----------
     applicable, this Agreement, any acquisition by the Investors of 8.5% Convertible Preferred Stock pursuant to this Agreement and the Certificate of Designations and any conversion by the Investors of 8.5% Convertible Preferred Stock into Common Stock.

          (u)  Accuracy of Information in Proxy Statement and Prospectus.  Each
               ---------------------------------------------------------
     of the Proxy Statement and the Company's Prospectus prepared in connection with the Secondary Stock Offering (and any amendments or supplements thereto), on the date filed with the SEC and on the date declared effective by the SEC (in the case of the Prospectus), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 1.032. Representations and Warranties of Investors.  Each
                         -------------------------------------------
Investor represents and warrants to, and agrees with, the Company as follows:

          (a)  Organization and Good Standing.  Each Investor is duly organized,
               ------------------------------
     validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b)  Authorization.  The execution, delivery and performance of this
               -------------
     Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary action on behalf of such Investor. No other proceedings on the part of such Investor are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Investor and this Agreement constitutes a valid and binding obligation of such Investor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

          (c)  No Conflicts.  The execution, delivery and performance of this
               ------------
     Agreement, the consummation of the transactions by such Investor contemplated hereby and the compliance by such Investor with any of the provisions hereof will not conflict with, violate or result in a breach of any provision of, require a consent under, or constitute a default under,
     (i) in the case of any Investor that is not a natural person, any provision of the limited partnership agreement, certificate of incorporation, by-laws or other governing instrument of such Investor, as the case may be, or (ii)
     (A) any mortgage, note, indenture, lease, loan agreement, warrant or other agreement or instrument or (B) any permit, concession, license, judgment, order, injunction, statute, law, rule or regulation of any governmental entity, securities exchange or any other Person, in the case of (A) or (B), binding on or otherwise applicable to such Investor or its or his properties or assets.

          (d)  No Consents.  No consent, approval, order or authorization of, or
               -----------
     registration, declaration or filing with, any governmental entity is required in connection with the execution, delivery and performance of this Agreement by such Investor and the consummation of the transactions by such Investor hereunder, except for any filings with the SEC required to be made by it or him after any Closing.

          (e)  Legal Proceedings.  There are no legal, administrative,
               -----------------
     arbitration or other proceedings, claims, actions or governmental investigations of any nature pending against such Investor or to which such Investor or any of its or his assets are subject, and, to the best knowledge of such Investor, there has not been threatened any such proceeding, claim, action or governmental investigation against such Investor in each case which, if adversely determined, would interfere with the consummation of the transactions contemplated by this Agreement. As of the date hereof, such Investor is not subject to any order, writ, judgment, injunction or decree which would interfere with the consummation of the transactions contemplated by this Agreement.

          (f)  Securities Act.  Such Investor is acquiring the 8.5%
               --------------
     Convertible Preferred Stock solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

          (g)  Brokers and Finders.  Neither such Investor nor (if applicable)
               -------------------
     any of its officers, directors, employees or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby.


                                  ARTICLE IV.

                     Additional Agreements of the Parties
                     ------------------------------------

          Section 1.041. Taking of Necessary Action.  Each of the parties hereto
                         --------------------------
agrees to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to fulfill the conditions, consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Company and the Investors will, and the Company shall cause its subsidiaries to, each use all reasonable efforts to make all filings and obtain all consents of governmental entities or other persons relating to such party which may be necessary or, in the opinion of the Company or the Investors, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement.

          Section 1.042. Conduct of Business.  Except as otherwise required to
                         -------------------
perform its obligations under this Agreement or any agreement or arrangement contemplated herein, from the date hereof to the Initial Closing Date, the Company shall, and shall cause each of its subsidiaries to:

          (a) conduct its operations in accordance with its ordinary course of business and consistent with past practice;

          (b) unless required pursuant to the terms of this Agreement, or consented to in writing by the Investors, not amend or in any way alter its certificate of incorporation or by-laws;

          (c) not engage in any other act, other than in the ordinary course of business and consistent with past practice, that would have a Material Adverse Effect or in any way delay or impair consummation of the transactions contemplated by this Agreement;

          (d) not change the number of shares of the authorized or issued capital stock of the Company, issue or grant any security, option, warrant, call, commitment, subscription, or agreement of any character relating to the authorized or issued capital stock of the Company or any of its subsidiaries, or any securities convertible into shares of such stock (except for grants of options to purchase Common Stock previously approved by the Company's Board of Directors to be granted pursuant to existing employee benefit plans of the Company and except in connection with any transaction permitted by Section 4.02(g) below), split, combine or reclassify any shares of the capital stock of the Company, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company, or redeem or otherwise acquire any shares of such capital stock;

          (e) not increase the number of directors of the Board of Directors of the Company without the express written consent of the Investors;

          (f)  not change its accounting policies or procedures;

          (g) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except for such transactions which in the aggregate involve consideration of less than $10,000,000 (or, with the consent of the Investors holding a majority of the aggregate commitments hereunder, $15,000,000);

          (h) not sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets other than dispositions in the ordinary course of business consistent with past practice which are not material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole and except for any other such transactions which are on market terms and which involve aggregate consideration of less than $1,000,000;

          (i) not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its subsidiaries; and

          (j) not do any other act which would cause any representation or warranty in this Agreement to be or become untrue in any material respect.

          Section 1.043. Notification of Certain Matters.  The Company shall
                         -------------------------------
promptly provide the Investors with copies of all filings made by the Company with the SEC, any other governmental authority or stock exchange in connection with this Agreement and the transactions contemplated hereby.

          Section 1.044. Access to Information.  Subject to any applicable
                         ---------------------
confidentiality restrictions, between the date hereof and the Initial Closing Date, the Company will give each Investor and its authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit each Investor and its authorized representatives to make such inspections as such Investor may reasonably request and will cause the Company's and its subsidiaries' officers to furnish such Investor or its representatives with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as such Investor may from time to time reasonably request.

          Section 1.045. Restrictions on Sale or Transfer; Legend.  The
                         ----------------------------------------
Investors hereby acknowledge and agree that shares of 8.5% Convertible Preferred Stock will be, upon the sale and purchase of such shares in accordance with the terms hereof, "restricted securities" under the Securities Act. The Investors further agree that they will not, directly or indirectly, offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose, including through the use of any derivative instrument or arrangement, of the beneficial ownership of (any such act, a "Transfer") any 8.5% Convertible Preferred Stock or Common Stock
             --------
issued or issuable upon conversion of the 8.5% Convertible Preferred Stock or any shares of Common Stock otherwise acquired hereunder, except in accordance with the provisions contained in Article VII hereof. In addition, prior to the end of the PIK Period, the Investors will not engage in any "short sales" of Common Stock or any other securities of the Company, including through the use of any derivative instrument or arrangement.

          (b) The Investors acknowledge and agree that as of the date hereof neither the 8.5% Convertible Preferred Stock nor the shares of Common Stock issuable upon conversion thereof or any shares of Common Stock otherwise acquired hereunder have been nor will be registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act (and, where applicable, such laws) or as to which an exemption from the registration requirements of the Securities Act (and, where applicable, such laws) is available. The Investors acknowledge that, except as provided in this Agreement, the Investors have no right to require the Company to register the 8.5% Convertible Preferred Stock or such Common Stock. The Investors further acknowledge and agree that each certificate for the 8.5% Convertible Preferred Stock and such Common Stock shall bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS CERTIFICATE IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER, VOTING AND OTHER PROVISIONS OF A STOCK PURCHASE AGREEMENT DATED AS OF JULY 31, 1997 AS AMENDED AND RESTATED AS OF SEPTEMBER __, 1997 AMONG THE COMPANY, SOCO AND THE INVESTORS REFERRED TO THEREIN A COPY OF WHICH IS ON FILE WITH THE COMPANY. EXCEPT AS PROVIDED IN SUCH STOCK PURCHASE AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE AND ANY PURPORTED TRANSFER IN VIOLATION OF THE PROVISIONS OF SUCH STOCK PURCHASE AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Investor holding such certificate shall have delivered to the Company a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to the Company, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the proceeding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          Section 1.046. Designated Directors.  The Company hereby agrees to
                         --------------------
cause Arnold L. Chavkin and William E. Macaulay to be elected to the Company's Board of Directors as of the Initial Closing Date to fill vacancies on the Board that will exist at that date.

          Section 1.047. New York Stock Exchange Listing.  As promptly as
                         -------------------------------
practicable following the Initial Closing Date, the Company will apply to the New York Stock Exchange to list the shares of Common Stock into which the 8.5% Convertible Preferred Stock may be converted and the other shares of Common Stock acquired hereunder, and the Company will use its reasonable efforts to cause such shares to be listed on the New York Stock Exchange as promptly thereafter as practicable. At any time during which the 8.5% Convertible Preferred Stock is outstanding, the Company agrees that it shall not, without the consent of the Investors that own at least 97% of the outstanding 8.5% Convertible Preferred Stock, register the 8.5% Convertible Preferred Stock under
Section 12 of the Exchange Act.

          Section 1.048. Use of Proceeds.  The Company will use the net proceeds
                         ---------------
derived by it from the issuance of the shares of 8.5% Convertible Preferred Stock and the Common Stock in the Initial Closing to pay a portion of the purchase price of the shares of Common Stock to be redeemed pursuant to the SOCO Stock Redemption. The Company will use the net proceeds derived by it from the issuance of the shares of 8.5% Convertible Preferred Stock in the Second Closing in the manner approved by the Company's Board of Directors.

          Section 1.049. Approval by Company's Stockholders. (a) The Company
                         ----------------------------------
shall take all action required by the NYSE's rules and regulations to obtain the approval of the Company's stockholders of the issuance and sale of 8.5% Convertible Preferred Stock to the Investors hereunder, which consent may be obtained (subject to the applicable rules and regulations of the NYSE, the Exchange Act and other applicable laws) via the written consent of the requisite percentage of the Company's stockholders (the "Company Stockholders' Approval").
                                               ------------------------------
Subject to its fiduciary duties under applicable law, the Company's Board of Directors shall recommend that the Company's stockholders approve the issuance and sale of 8.5% Convertible Preferred Stock hereunder.

          (b) Promptly following the date hereof, the Company will prepare and file with the SEC a proxy statement to be distributed to the Company's stockholders in connection with the issuance and sale of the 8.5% Convertible Preferred Stock hereunder, including any amendments or supplements thereto (the "Proxy Statement"). The Company will use all reasonable efforts to have or
 ---------------
cause the Proxy Statement to be declared effective as promptly as practicable. The Company agrees to provide the Investors and their respective counsel with any written comments the Company or its counsel may receive from the SEC with respect to the Proxy Statement promptly after the receipt of such comments. The form and substance of the Proxy Statement shall be determined by the Company, in its reasonable discretion. The Company will use all reasonable efforts to cause the Proxy Statement (i) not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

          Section 4.10.  No Additional Shares.  The Company shall not issue or
                         --------------------
sell shares of 8.5% Convertible Preferred Stock except as contemplated under this Agreement.


                                  ARTICLE V.

                             Conditions Precedent
                             --------------------

          Section 1.051. Conditions to Each Party's Obligations to Effect each
                         -----------------------------------------------------
Closing.  The obligation of each party hereto to consummate each Closing
-------
hereunder shall be subject to the satisfaction on the related Closing Date of each of the following conditions:

          (a)  No Injunction.  There shall not be in effect any order, decree,
               -------------
     ruling or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

          (b)  Regulatory Approvals and Company Stockholders' Approval.  All
               -------------------------------------------------------
     regulatory approvals necessary for the consummation of the issuance of the 8.5% Convertible Preferred Stock to be issued and sold hereunder on such Closing Date and the other transactions contemplated hereby to occur by such Closing Date shall have been obtained and there shall have been no material modification to the terms of the transactions contemplated by this Agreement. The Company Stockholders' Approval shall have been obtained.

          (c)  Related Transactions.  Prior to or simultaneously with the
               --------------------
     Initial Closing, (i) the Secondary Stock Offering shall be consummated in the manner contemplated by the Prospectus contained in the Company's Registration Statement on Form S-3 filed with the SEC, and (ii) the SOCO Stock Redemption shall be consummated in accordance with the terms of the Share Repurchase Agreement.

          Section 1.052. Conditions to the Investors' Obligations.  The
                         ----------------------------------------
obligation of each Investor to consummate each Closing hereunder shall be subject to the satisfaction on the related Closing Date of each of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of the Company contained in this Agreement which are qualified as to materiality or refer to a Material Adverse Effect shall be true and correct, and which are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and on and as of such Closing Date with the same effect as though made on and as of such dates.

          (b)  Covenants.  The Company shall have performed in all material
               ---------
     respects all obligations and complied with all agreements, undertakings, covenants and conditions required by it to be performed at or prior to such Closing.

          (c)  Officer's Certificate.  The Investors shall have received from
               ---------------------
     the Company a certificate, signed by an executive officer of the Company, to the effect that the conditions set forth in the foregoing clauses (a) and (b) have been satisfied with respect to it.

          (d)  Certificate of Designations.  The Certificate of Designations
               ---------------------------
     shall have been duly filed with the Secretary of State of Delaware.

          (e)  Board of Directors.  The nominees designated by the Investor to
               ------------------
     be directors in accordance with Section 4.06 shall have been duly elected or appointed, effective as of the Initial Closing, to the Board of Directors of the Company.

          (f)  No Change of Control.  There shall not have occurred, on or
               --------------------
     prior to such Closing, an acquisition (by tender offer, exchange offer, merger consolidation, share exchange or otherwise) by a third party of the Company (or its shares or assets) in which such third party acquires, directly or indirectly, at least a majority of the combined voting power of the outstanding capital stock of the Company.

          (g)  Minimum and Maximum Drawdowns.  In the case of the Initial
               -----------------------------
     Closing, the aggregate number of shares of 8.5% Convertible Preferred Stock to be issued and sold at the Initial Closing shall not be less than 1,600,000, and, in the case of the Second Closing, the aggregate number of shares of 8.5% Convertible Preferred Stock to be issued and sold at the Second Closing shall not exceed the difference of (i) 2,520,000 minus (ii)
                                                                     -----
     the aggregate number of shares of 8.5% Convertible Preferred Stock issued and sold to the Investors at the Initial Closing.

          (h)  Additional Conditions to Second Closing.  In the case of the
               ---------------------------------------
     Second Closing, each of the following shall have occurred: (i) the Company's Board of Directors shall have approved of the Company's proposed use of the net proceeds derived by the Company from the issuance of the shares of 8.5% Convertible Preferred Stock in the Second Closing; (ii) the average closing sales price of a share of the Company's Common Stock for the ten NYSE trading days ending prior to the date the Notice of Issuance for such Second Closing Date is delivered shall equal or exceed 90% of the public offering price of shares of Common Stock in the Secondary Stock Offering; and (iii) the Second Closing Date shall occur on or prior to December 31, 1997.

          (i)  Additional Certificates, Opinions Etc.  The Company shall have
               -------------------------------------
     executed and delivered, or caused to be executed and delivered, to the Investors, such certificates and other documents related to the consummation of the transactions contemplated hereby as may be reasonably requested by the Investors, including (i) an opinion of Simpson Thacher & Bartlett, counsel to the Company, reasonably satisfactory to counsel for the Investors, as to (A) validity of, and due authorization by the Company's Board of, this Agreement and the transactions contemplated herein, (B) compliance by the Company with Section 7.24 of the Amended and Restated Agreement and Plan of Merger, dated as of March 20, 1996, among SOCO, the Company and Gerrity Oil & Gas Corporation, (C) due issuance of the 8.5% Convertible Preferred Stock and the Common Stock issued hereunder at the Initial Closing and (D) other issues reasonably requested by the Investors, and (ii) the agreements and certificates set forth in Schedule
     5.02 hereof.

          Section 1.053. Conditions to the Company's Obligations to any Closing.
                         ------------------------------------------------------
The obligation of the Company to consummate each Closing hereunder shall be subject to the satisfaction on the related Closing Date of each of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of the Investors contained in this Agreement which are qualified as to materiality shall be true and correct, and which are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and on and as of such Closing Date with the same effect as though made on and as of such dates.

          (b)  Covenants.  The Investors shall have performed in all material
               ---------
     respects all obligations and complied with all agreements, undertakings, covenants and conditions required by it to be performed at or prior to such Closing.

          (c)  Officer's Certificate.  The Company shall have received from
               ---------------------
     each of the Investors, a certificate, signed by such Investor to the effect that the conditions set forth in the foregoing clauses (a) and (b) have been satisfied with respect to such Investor.

          (d)  Additional Certificates, Etc.  Each of the Investors shall have
               ----------------------------
     executed and delivered, or caused to be executed and delivered, to the Company such certificates and other documents related to the consummation of the transactions contemplated hereby as may be reasonably requested by the Company.


                                  ARTICLE VI.

                              Registration Rights
                              -------------------

          Section 1.061. Definition of Registrable Shares.  As used in this
                         --------------------------------
Agreement, "Registrable Shares" shall mean all shares of 8.5% Convertible
            ------------------
Preferred Stock (and/or the shares of Common Stock into which such shares of Preferred Stock are convertible) and the shares of Common Stock acquired hereunder by the Investors at or after any Closing Date, together with any securities issued or issuable with respect to any such 8.5% Convertible Preferred Stock (or such Common Stock) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Registrable Shares, such securities shall cease to be Registrable Shares when
(i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed pursuant to Rule 144 (or any successor provision) under the Securities Act (provided that if all Registrable Shares are then eligible for sale pursuant to Rule 144 at the same time, without limitation as to volume, then all such Registrable Shares shall cease to be Registrable Shares), (iii) such securities shall have been otherwise transferred, new certificates representing such securities not bearing a legend restricting transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, (iv) such securities shall have ceased to be outstanding, or (v) the holder or holders thereof shall agree in writing that such Registrable Shares shall no longer be Registrable Shares (the Investors and any permitted assignee of the Investors' rights and duties hereunder are referred to herein as the "Holders"
                                                                      -------
or individually as a "Holder").
                      ------

          Section 1.062. Demand Registration.  (a)  Request for Registration.
                         -------------------        ------------------------
Subject to the conditions and limitations set forth in Section 6.05, at any time after the PIK Period, the Holder or Holders of not less than one-third of Registrable Shares then outstanding may make a written request for registration under the Securities Act of all or part of its or their Registrable Shares pursuant to this Section 6.02 (a "Demand Registration"); provided that the
                                  -------------------    --------
number of shares of Registrable Shares proposed to be sold shall be at least 25% of the aggregate number of shares of Registrable Shares then outstanding (subject to appropriate adjustment for any stock dividend, stock split, combination, recapitalization, merger, consolidation, reorganization or similar occurrence); and provided further that the Holders shall be entitled to no more
                 -------- -------
than three demands in the aggregate. Such request will specify the aggregate number of shares of Registrable Shares proposed to be sold and will also specify the intended method of disposition thereof. Within ten days after receipt of such request, the Company will give written notice of such registration request to all other Holders of Registrable Shares and include in such registration all Registrable Shares with regard to which the Company has received written requests for inclusion therein within fifteen business days after the receipt by the applicable Holders of the Company's notice. Each such request will also specify the aggregate number of shares of Registrable Shares to be registered and the intended method of disposition thereof.

          (b)  Priority on Demand Registration.  If the Holders of a majority
               -------------------------------
in number of shares of the Registrable Shares to be registered in a Demand Registration so elect, the offering of such Registrable Shares pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, if the managing underwriter or underwriters of such offering deliver a written opinion to the Company and the Holders that either because of (A) the kind of securities that the Holders, the Company and any other persons or entities intend to include in such offering, or (B) the size of the offering that the Holders, the Company and other persons or entities intend to make, the success of the offering would be materially and adversely affected by inclusion of the Registrable Shares requested to be included, then (i) in the event that the size of the offering is the basis of such managing underwriter's opinion, the number of shares to be offered shall be reduced in the following order to achieve the amount recommended by such managing underwriter: (x) first, shares proposed to be offered by persons or entities other than the Holders and the Company shall be reduced or eliminated to achieve the recommended amount, (y) next, shares proposed to be offered by the Company shall be reduced or eliminated to achieve the recommended amount, and (z) finally, shares proposed to be offered by the Holders shall be reduced on a pro rata basis among the Holders on the basis of the number of Registrable Shares owned by the Holders; and (ii) in the event that the combination of securities to be offered is the basis of such managing underwriter's opinion, then shares will be excluded from such offering in the order specified in the preceding clause (i). To the extent Registrable Shares so requested to be registered are excluded from such offering, then the Holders shall have the right to one additional Demand Registration under this Section 6.02 with respect to such Registrable Shares, provided that the failure of such Registrable Shares to be registered is through no fault of such Holder. In connection with any Demand Registration, the Company agrees that it shall not, without the consent of the Holders of a majority in number of shares of the Registrable Shares to be registered in such Demand Registration and the manager of the underwriting, transfer or sell

Common Stock in a public distribution prior to 90 days (or such other shorter period of time as the manager of the underwriting may require) after the effective date of the registration statement.

          (c)  Selection of Underwriters and Counsel.  If any Demand
               -------------------------------------
Registration is in the form of an underwritten offering, the Holders of a majority in number of the shares of Registrable Shares to be registered will select and obtain the services of the investment banker or investment bankers and manager or managers that will administer the offering and the counsel to such investment bankers and managers; provided that such investment bankers,
                                      --------
managers and counsel are reasonably acceptable to the Company.

          Section 1.063. Piggyback Registration.  If the Company proposes to
                         ----------------------
file a registration statement under the Securities Act with respect to an offering for its own account of any class of its equity securities (other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to director and/or employee benefit plans or filed in connection with an exchange offer, a transaction to which Rule 145 (or any successor rule) under the Securities Act applies or an offering of securities solely to the Company's existing stockholders) (each, an "Excluded
                                                                     --------
Registration Statement"), then the Company shall in each case give written
----------------------
notice of such proposed filing to the Holders of Registrable Shares as soon as practicable (but no later than ten business days) before the anticipated filing date, and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Shares as each such Holder may request. Each Holder of Registrable Shares desiring to have such holder's Registrable Shares included in such registration statement shall so advise the Company in writing within five business days after the date of the Company's notice, setting forth the amount of such Holder's Registrable Shares for which registration is requested. If the Company's offering is to be an underwritten offering, the Company shall, subject to the further provisions of this Agreement, use its reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Holders of the Registrable Shares requested to be included in the registration for such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein. Moreover, if the registration of which the Company gives notice involves an underwriting, the right of each Holder to registration pursuant to this Section 6.03 shall, unless the Company otherwise agrees, be conditioned upon such Holder's participation as a seller in such underwriting and its execution of an underwriting agreement with the managing underwriter or underwriters selected by the Company. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the Holders of Registrable Shares that either because of (A) the kind of securities that the Holders, the Company and any other persons or entities intend to include in such offering or (B) the size of the offering that the Holders, the Company and other persons or entities intend to make, the success of the offering would be materially and adversely affected by inclusion of the Registrable Shares requested to be included, then (i) in the event that the size of the offering is the basis of such managing underwriter's opinion, the number of shares to be offered shall be reduced in the following order to achieve the amount recommended by such managing underwriter: (w) first, shares proposed to be offered by persons or entities other than the Holders, the Company and persons or entities exercising demand registration rights shall be reduced or eliminated to achieve the recommended amount, (x) next, shares proposed to be offered by the Holders shall be reduced (or eliminated) on a pro rata basis among the Holders on the basis of the number of Registrable Shares owned by the Holders, (y) next, shares proposed to be offered by the Company shall be reduced or eliminated, and (z) finally, shares proposed to be offered by persons or entities exercising demand registration rights shall be reduced; and (ii) in the event that the combination of securities to be offered is the basis of such managing underwriter's opinion, then shares will be excluded from such offering in the order specified in the preceding clause (i). Any Registrable Shares excluded from an underwriting shall be withdrawn from registration and shall not, without the consent of the Company and the manager of the underwriting, be transferred in a public distribution prior to the earlier of 90 days (or such other shorter period of time as the manager of the underwriting may require) after the effective date of the registration statement or 120 days after the date the Holders of such Registrable Shares are notified of such exclusion; provided that any shares of Holders excluded from an underwriting shall, to the
--------
extent practicable in the discretion of the managing underwriter and the Company, be the first shares sold in an over-allotment sale for the related offering.

          Section 1.064. Registration Procedures.  Whenever, pursuant to Section
                         -----------------------
6.02 or 6.03, any of the Holders of Registrable Shares has requested that any Registrable Shares be registered, the Company will, subject to the provisions of
Section 6.05, use reasonable best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request, the Company will:

          (a) in connection with a request pursuant to Section 6.02, prepare and file with the SEC, as promptly as practicable (and not later than 30 days (if a Form S-2 or S-3 is to be used) or 60 days (if a Form S-1 is to be used) after receipt of a request to file a registration statement with respect to Registrable Shares), a registration statement on any form for which the Company then qualified and which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Shares in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such registration statement to become effective; provided that if the Company shall furnish
                                    --------
     to the Holders making such a request a certificate signed by either the chief financial officer or the chief accounting officer of the Company stating that in such officer's good faith judgment it would be significantly disadvantageous to the Company for such a registration statement to be filed on or before the date filing would be required (including without limitation the required disclosure of material non-public information prior to the time that it would otherwise be required by applicable law or securities exchange regulation to be disclosed), the Company shall have an additional period of not more than 90 days within which to file such registration statement and provided further (i) that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority in number of shares of the Registrable Shares covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) that after the filing of the registration statement, the Company will promptly notify each of the selling Holders of Registrable

     Shares of any stop order issued or, to the knowledge of the Company, threatened by the SEC and take all reasonable actions to prevent the entry of such stop order or to remove it if entered;

          (b) in connection with a registration pursuant to Section 6.02, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 60 days or such shorter period as shall terminate when all shares of Registrable Shares covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the selling Holders thereof set forth in such registration statement;

          (c) as soon as reasonably practicable, furnish to each of the selling Holders, prior to filing a registration statement, copies of such registration statement as proposed to be filed, and thereafter furnish to such selling Holders such number of copies of such registration statement, each amendment and supplement thereto (in each case, if specified by such Holder including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as a selling Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such selling Holder;

          (d) with reasonable promptness, use its reasonable best efforts to register or qualify (or cause to be registered or qualified) such Registrable Shares under such other securities or blue sky laws of such jurisdictions within the United States as any selling Holder (or managing underwriter in the case of an underwriting offering) reasonably (in light of such selling Holder's or managing underwriter's intended plan of distribution) requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such selling Holder; provided that the Company will not be
                                   --------
     required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.04(d),
     (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) with reasonable promptness, use its reasonable best efforts to cause the Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Holder or Holders thereof to consummate the disposition of such Registrable Shares;

          (f) promptly notify each selling Holder of such Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event known to the Company requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein as necessary to make statements therein not misleading and promptly make available to each selling Holder any such supplement or amendment;

          (g) in connection with a request pursuant to Section 6.02, enter into an underwriting agreement in customary form, the form and substance of such underwriting agreement being subject to the reasonable satisfaction of the Company;

          (h) with reasonable promptness make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate
     -----------
     documents and properties of the Company (collectively, the "Records"), as
                                                                 -------
     well as access at reasonable times to the Company's executive officers, key employees, independent accountants and independent reserve engineers as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested for such purpose by any such Inspector in connection with such registration statement; provided,
                                                               --------
     however, that the selection of any Inspector other than a selling Holder
     -------
     shall be subject to the consent of the Company, which shall not be unreasonably withheld. Each Inspector that actually reviews Records supplied by the Company that include information that the Company determines, in good faith, to be confidential ("Confidential Information")
                                                     ------------------------
     shall be required, prior to any such review, to execute an agreement with the Company providing that such Inspector shall not disclose any Confidential Information unless such disclosure is required by applicable law or legal process. Each selling Holder of Registrable Shares agrees that Confidential Information obtained by it as a result of such inspections shall not be used by it as the basis for any transactions in securities of the Company unless and until such information is made generally available to the public. Each selling Holder of Registrable Shares further agrees that it will, upon learning that disclosure of Confidential Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Confidential Information. Each selling Holder also agrees that the due diligence investigation made by the Inspectors shall be conducted in a manner that will not unreasonably disrupt the operations of the Company or the work performed by the Company's officers and employees;

          (i) in the event such sale is pursuant to an underwriting offering, use its reasonable best efforts to obtain a comfort letter or letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests;

          (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within two months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (k) with reasonable promptness, use its reasonable best efforts to cause all such Registrable Shares to be listed on each securities exchange on which the Common Stock of the Company is then listed, provided that the applicable listing requirements are satisfied.

Each selling Holder of Registrable Shares agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 6.04(f), such selling Holder will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until such selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.04(f) hereof, and, if so directed by the Company, each selling Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such selling Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 6.04(b)) by the greater of 30 days or by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6.04(f) hereof to and including the date when each selling Holder of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 6.04(f) hereof. Each selling Holder also agrees to notify the Company if any event relating to such selling Holder occurs that would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          Section 1.065. Conditions and Limitations. (a) The Company's
                         --------------------------
obligations under Section 6.02 shall be subject to the following limitations:

          (i) the Company need not file a registration statement either (i) during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending 90 days after the effective date of, any registration statement pertaining to securities of the Company (other than an Excluded Registration Statement), provided that if such
                                                      --------
     Company registration statement is not filed within 90 days after the first date on which the Company notifies a Holder of Registrable Shares that it will delay a Demand Registration pursuant to this clause (i), the Company may not further postpone such Demand Registration pursuant to this clause; or
     (ii) during the period specified in the first proviso of Section 6.04(a);

          (ii) the Company shall not be required to furnish any audited financial statements other than those audited statements customarily prepared at the end of its fiscal year, or to furnish any unaudited financial information with respect to any period other than its regularly reported interim quarterly periods unless in the absence of such other unaudited financial information the registration statement would contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (iii) except as provided in Section 6.02(b), the Company shall not be required to file more than three Demand Registrations. A registration statement will not count as a Demand Registration until it has become effective; and

          (iv) the Company shall have received the information and documents specified in Section 6.06 and each selling Holder shall have observed or performed its other covenants and conditions contained in such section.

          (b) The Company's obligation under Section 6.03 shall be subject to the limitations and conditions specified in such Section and in Section 6.05(a) above, and to the condition that the Company may at any time terminate its proposal to register its shares and discontinue its efforts to cause a registration statement to become or remain effective.

          Section 1.066. Information from and Certain Covenant of Holders of
                         ---------------------------------------------------
Registrable Shares. The Holders for whom Registrable Shares are to be
------------------
registered pursuant to this Agreement shall provide to the Company such information regarding the Registrable Shares to be so registered, the Holder and the intended method of disposition of each Registrable Shares as shall reasonably be required in connection with the action to be taken. Any Holder whose Registrable Shares is included in a registration statement pursuant to this Agreement shall execute all consents, powers of attorney, registration statements and other documents reasonably required to be signed by it in order to cause such registration statement to become effective. Each selling Holder covenants that, in disposing of such Holder's shares, each Holder will comply with all applicable Rules of the SEC adopted pursuant to the Exchange Act.

          Section 1.067. Registration Expenses.  All Registration Expenses (as
                         ---------------------
defined herein) will be borne by the Company. Underwriting discounts and commissions applicable to the sale of Registrable Shares shall be borne by each selling Holder of the Registrable Shares to which such discount or commission relates, and each selling Holder shall be responsible for the fees and expenses of any legal counsel, accountants or other agents retained by such selling Holder and all other out-of-pocket expenses incurred by such selling Holder in connection with any registration under this Agreement. All of the expenses referred to in the preceding sentence will be excluded from the term "Registration Expenses".

          As used herein, the term "Registration Expenses" means all expenses
                                    ---------------------
incident to the Company's performance of or compliance with the obligations imposed upon it in this Article VI (whether or not the registration in connection with which such expenses are incurred ultimately becomes effective), including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), rating agency fees, printing expenses, messenger and delivery expenses incurred by the Company, internal expenses incurred by the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company and the fees and expenses of other persons retained by the Company in connection with such registration.

          Section 1.068. Indemnification; Contributions. (a) Indemnification by
                         ------------------------------      ------------------
the Company.  The Company agrees to indemnify and hold harmless each selling
-----------
Holder of Registrable Shares, its officers, directors and agents and each person, if any, who controls such selling Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Shares or in any amendment or supplement thereto or in any preliminary prospectus relating to the Registrable Shares, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such selling Holder or on such selling Holder's behalf expressly for use therein and provided further,
                                                           ----------------
that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus for which such selling Holder had the primary responsibility to distribute, the indemnity agreement contained in this Section 6.08(a) shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a copy of the final prospectus was not sent or given to the person asserting any such losses, claims, damages, liabilities or expenses at or prior to the written confirmation of the sale of the Registrable Shares concerned to such person if a final prospectus is made available by the Company on a timely basis. The Company also agrees to include in any underwriting agreement with any underwriters of the Registrable Shares provisions indemnifying and providing for contribution to such underwriters, their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section
6.08 indemnifying and providing for contribution to the selling Holders.

          (b)  Indemnification by Holders of Registrable Shares.  Each selling
               ------------------------------------------------
agrees to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Shares or in any amendment or supplement thereto or in any preliminary prospectus relating to the Registrable Shares, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided (i) that such
                                                         --------
such losses, claims, damages, liabilities or expenses arise out of, or, are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such selling Holder or on such selling Holder's behalf expressly for use therein, (ii) that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this Section 6.08(b) shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a copy of the final prospectus was not sent or given to the person asserting any such losses, claims, damages, liabilities or expenses at or prior to the written confirmation of the sale of the Registrable Shares concerned to such person, and (iii) that no selling Holder shall be liable for any indemnification under this Section
6.08 in an aggregate amount that exceeds the total net proceeds (before deducting expenses other than underwriting discounts or commissions) received by such selling Holder from the offering. Each selling Holder also agrees to include in any underwriting agreement with underwriters of the Registrable Shares provisions indemnifying and providing for contribution to such underwriters, their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section
6.08 indemnifying and providing for contribution to the Company.

          (c)  Conduct of Indemnification Proceedings.  If any action or
               --------------------------------------
proceeding (including any governmental investigation) shall be brought or asserted against any indemnified party hereunder in respect of which indemnity may be sought from an indemnifying party, the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all expenses. Such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such indemnified party, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party and such indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel reasonably acceptable to the indemnifying party at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action of proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party, which firm shall be designated in writing by such indemnified party. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (d)  Contribution.  If the indemnification provided for in this
               ------------
Section 6.08 is unavailable to the Company or the selling Holders in respect of any losses, claims, damages, liabilities or judgments referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments, in such proportion as is appropriate to reflect the relative fault of each such party in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of each such party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6.08(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by each indemnified party in connection with investigation or defending any such action or claim. Notwithstanding the provisions of this Section 6.08(d), no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(i) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                 ARTICLE VII.

                   Standstill and Confidentiality Provisions
                   -----------------------------------------

          Section 1.071. Certain Definitions.  As used in this Article VII, the
                         -------------------
following terms shall have the following meanings:

          (a)  "Company Voting Securities" shall mean, collectively, Common
                -------------------------
     Stock, any preferred stock of the Company that is entitled to vote generally for the election of directors, any other class or series of Company securities that is entitled to vote generally for the election of directors and any other securities, warrants or options or rights of any nature (whether or not issued by the Company) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of, Common Stock, Company preferred stock that is entitled to vote generally for the election of directors, or any other class or series of Company securities that is entitled to vote generally for the election of directors.

          (b)  "Effective Date" shall mean the date hereof.
                --------------

          (c)  The "Combined Voting Power" at any measurement date shall mean
                    ---------------------
     the total number of votes which could have been cast in an election of directors of the Company had a meeting of the shareholders of the Company been duly held based upon a record date as of the measurement date if all Company Voting Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

          (d)  The terms "beneficial ownership" and "group" shall have the
                          --------------------       -----
     respective meanings ascribed to such terms pursuant to Regulation 13D-G adopted by the SEC under the Exchange Act, as in effect on the date hereof.

          (e)  "Independent Committee" shall mean the special committee of the
                ---------------------
     Board of Directors of the Company which has been formed to consider a possible transaction between SOCO and the Company and related matters, the membership of which committee shall initially consist of Robert J. Clark, Jay W. Decker and Alexander Lynch, it being understood that any changes in the membership of such committee shall be effective only if they are unanimously approved by the Board of Directors of the Company prior to such change.

          (f)  "Prior Approval" of (i) the Independent Committee shall mean the
                --------------
     due adoption by a majority of the members of the Independent Committee of a resolution setting forth the Independent Committee's approval of a particular action or matter, which resolution shall have been recorded in the minutes of meetings of the Independent Committee, or (ii) the Board of Directors of the Company shall mean the due adoption by a majority of the members of the Board of Directors in accordance with the Bylaws of the Company of a resolution setting forth the approval of the Board of Directors of a particular action or matter, which resolution shall have been recorded in the minutes of meetings of the Board of Directors of the Company.

          (g)  The term "Approval Body" shall mean the Independent Committee;
                         -------------
     provided, however, that with respect to any transaction (i) proposed by or
     --------  -------
     on behalf of any Investor prior to the time that such Investor beneficially owns more than 20% of the outstanding Company Voting Securities and (ii) in which the proposed consideration to be offered to all holders of Common Stock is identical on a per share basis, the Approval Body for such transaction shall be the Board of Directors of the Company.

          (h)  The term "Limitation Period" shall mean a period of two years
                         -----------------
     after the Effective Date; provided, however, that if during such two-year
                               --------  -------
     period any Investor has either (i) acquired any amount of the Company Voting Securities pursuant to this Agreement, (ii) acquired more than 5.0% of the Combined Voting Power in any other manner, or (iii) acquired any Company Voting Securities in any other manner which, when added to Company Voting Securities previously held by such Investor, gives such Investor more than 10.0% of the Combined Voting Power, then in any such event the Limitation Period shall mean a period of five years after the Effective Date.

          (i)  The term "affiliate" shall mean, with respect to any Investor
                         ---------
     and its managing partner, any other person (the "affiliated person") which directly or indirectly is controlled by such Investor (or its managing partner), provided that no affiliated person that is a portfolio company of such Investor (or its managing partner) shall be considered an affiliate of any such Investor and its managing partner for purposes of this Article VII.

          Section 1.072. Confidentiality Covenants. (a) Evaluation Material. (i)
                         -------------------------      -------------------
     Each Investor hereby agrees to treat any information concerning the Company (whether prepared by the Company, SOCO, their advisors or otherwise) which will be furnished to such Investor by or on behalf of the Company, SOCO or their advisors in accordance with the provisions of this Section 7.02 (herein referred to as the "Evaluation Material") and to take or abstain
                                 -------------------
     from taking certain other actions herein set forth.  The term "Evaluation
                                                                    ----------
     Material" includes all non-public information in any form concerning the
     --------
     Company and its subsidiaries and affiliates that is provided to each Investor or its directors, officers, employees, agents or advisors by or on behalf of the Company. The term "Evaluation Material" does not include
                                       -------------------
     information which an Investor can demonstrate (A) is already in such Investor's possession, provided that such information is not known by such Investor after reasonable inquiry to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party, (B) becomes generally available to the public other than as a result of a disclosure by such Investor or its directors, officers, employees, agents or advisors, or (C) becomes available to such Investor, or is independently developed by such Investor, on a non-confidential basis from a source other than the Company, SOCO or their advisors, provided that such source is not known by such Investor, after reasonable inquiry, to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party.

          (ii) Each Investor hereby agrees that the Evaluation Material will be used solely for the purpose of evaluating a possible transaction between the Company and such Investor (and/or, if applicable, SOCO), and that such information will be kept confidential by such Investor and its advisors; provided, however, that (A) any of such information may be disclosed to such
--------  -------
Investor's directors, officers, employees, advisors and potential financing sources and representatives of such Investor's advisors and potential financing sources (collectively, "Representatives") who need to know such information for
                        ---------------
the purpose of evaluating any such possible transaction between the Company and such Investor (and/or, if applicable, SOCO) (it being understood that such Representatives shall be informed by such Investor of the confidential nature of such information and shall be directed by such Investor to treat such information confidentially), and (B) any disclosure of such information may be made to which the Company consents in writing.

          (iii) If any Investor or any of its Representatives are requested to disclose any Evaluation Material, such Investor shall promptly notify the Company to permit the Company to seek a protective order or to take other appropriate action. Each Investor shall also cooperate in the Company's efforts to obtain a protective order or other reasonable assurance that the confidential treatment shall be accorded the Evaluation Material. If, in the absence of a protective order, any Investor or any of its Representatives are, in the written opinion of such Investor's counsel addressed to the Company, compelled as a matter of law to disclose the Evaluation Material, such Investor may disclose to the party compelling disclosure only such part of the Evaluation Material as is required by law to be disclosed and such Investor shall use its reasonable best efforts to obtain confidential treatment therefor.

          (iv) Each Investor hereby acknowledges that it is aware, and that it will advise such Representatives who are informed as to the matters which are the subject of this Section 7.02, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this Section 7.02 from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

          (b)    Treatment of Materials.  In the event that no Closing occurs
                 ----------------------
hereunder prior to the termination of this Agreement, each Investor shall, upon request, promptly redeliver to the Company all written Evaluation Material and any other written material containing or reflecting any information in the Evaluation Material (whether prepared by or on behalf of the Company, its advisors or otherwise) and will not retain any copies, extracts or other reproductions in whole or in part of such written material, and, upon request by the Company, all documents, memoranda, notes and other writings whatsoever prepared by such Investor or its Representatives based on the information in the Evaluation Material shall be destroyed.

          Section 1.073. Acquisition of Company Voting Securities.  If an
                         ----------------------------------------
Investor has acquired Company Voting Securities pursuant to this Agreement or the SOCO Option Agreement, including any conversion of the 8.5% Convertible Preferred Stock into Common Stock (an

"Authorized Purchase") during the Limitation Period without the Prior Approval
 -------------------
of the Approval Body, neither such Investor nor any of its affiliates shall thereafter, directly or indirectly, acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any additional Company Voting Securities, by purchase or otherwise, or take any action in furtherance thereof, if the effect of such acquisition, agreement or other action would be (either immediately or upon consummation of any such acquisition, agreement or other action, or expiration of any period of time provided in any such acquisition, agreement or other action) to increase the aggregate beneficial ownership of Company Voting Securities by such Investor and its affiliates to such number of Company Voting Securities that represents or possesses greater than 20.0% of the Combined Voting Power of Company Voting Securities. Notwithstanding the foregoing maximum percentage limitations, (i) an Investor shall not be obligated to dispose of any Company Voting Securities beneficially owned in violation of such maximum percentage limitations if, and solely to the extent that, its beneficial ownership is or will be increased solely as a result of a repurchase of any Company Voting Securities by the Company or any of its subsidiaries if such repurchase shall have received the Prior Approval of the Board of Directors, and (ii) the foregoing shall not prohibit any purchase of Company Voting Securities directly from the Company (including pursuant to the exercise of rights, oversubscription rights or standby purchase obligations in connection with rights offerings by the Company). For purposes of calculating the maximum percentage limitations, all Company Voting Securities that are the subject of a right, option, agreement, arrangement or understanding pursuant to which an Investor or any of its affiliates has the right to obtain beneficial ownership of such securities in the future shall also be deemed to be beneficially owned by such Investor or its affiliate.

          Section 1.074. Distribution of the Company Voting Securities. (a)
                         ---------------------------------------------
Each Investor hereby agrees that (subject to the last sentence of this Section 7.04(a)), (i) prior to the first anniversary of the Initial Closing Date, neither such Investor nor any of its affiliates shall, directly or indirectly, Transfer any Company Voting Security to any person, (ii) during the period commencing on the first anniversary of the Initial Closing Date until the second anniversary thereof, neither such Investor nor any of its affiliates shall, directly or indirectly, Transfer any Company Voting Security to any person, except as permitted under applicable securities laws and (except for Transfers pursuant to Rule 144 under the Securities Act) with the Prior Approval of the Approval Body (which approval will not be unreasonably withheld) (and any permitted transferee of such Transfer (except Transfers pursuant to Rule 144 under the Securities Act) shall agree to be bound by the provisions in this subsection, and (iii) on and after the second anniversary of the Initial Closing Date, such Investor shall be entitled to Transfer any Company Voting Security to any person, subject solely to any applicable securities law restrictions. In addition to the foregoing Transfer provisions, during the Limitation Period, neither an Investor nor any of its affiliates shall, directly or indirectly, Transfer any Company Voting Security in a transaction that would result in a Transfer to any person or group that, to the knowledge of such Investor, upon consummation of such Transfer, would, directly or indirectly, have beneficial ownership of or the right to acquire beneficial ownership of such number of Company Voting Securities as represent greater than 7.5% of the Combined Voting Power, except in response to a Qualifying Offer (as defined in Section

7.04(b)(i)) or to a Qualified Buyer (as defined in Section 7.04(b)(ii)) or pursuant to an underwritten public offering or pursuant to Rule 144 under the Securities Act.

          (b) Notwithstanding Section 7.04(a), (i) on and after the eleventh business day after commencement of a tender or exchange offer made by a person who is not an affiliate of an Investor for outstanding Company Voting Securities, such Investor may tender or exchange any Company Voting Securities beneficially owned by it pursuant to such offer if such offer shall have received the Prior Approval of the Independent Committee (or the Independent Committee shall not have made a recommendation to reject such offer) (a "Qualifying Offer"), and/or (ii) such Investor may sell Company
 ----------------
 who would thereafter own Voting Securities to a buyer (a "Qualified Buyer")
                                                           ---------------
Company Voting Securities representing greater than 20.0% of the Combined Voting Power if such buyer shall have executed a confidentiality and standstill agreement having substantially the same terms as are contained in this Article VII.

          Section 1.075. Proxy Solicitations, etc. During the Limitation Period,
                         -------------------------
neither an Investor nor any of its affiliates shall solicit proxies, assist any other person in any way, directly or indirectly, in the solicitation of proxies, become a "participant" in a "solicitation," or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act) in opposition to the recommendation of the Independent Committee, or submit any proposal for the vote of shareholders of the Company, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of Company Voting Securities, in each case without the Prior Approval of the Independent Committee. Nothing in this Section 7.05 shall restrict any Investor or its affiliates from otherwise voting its shares of Company Voting Securities.

          Section 1.076. No Voting Trusts, Pooling Agreements, or Formation of
                         -----------------------------------------------------
"Groups".  During the Limitation Period, neither an Investor nor any of its
--------
affiliates shall form, join in or in any other way participate in a partnership, pooling agreement, syndicate, voting trust or other "group" with respect to Company Voting Securities, or enter into any agreement or arrangement or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Company Voting Securities, in each case without the Prior Approval of the Independent Committee. Notwithstanding the foregoing provisions of this Section 7.06, nothing in this Section 7.06 shall in any way limit the ability of an Investor to pursue or consummate an Authorized Purchase in compliance with Section 7.03 or to exercise its rights under this Agreement.

          Section 1.077. Limitation on Various Other Actions.  During the
                         -----------------------------------
Limitation Period, neither an Investor nor any of its affiliates shall take any action, alone or in concert with any other person, to seek to effect a change in control of the Company or otherwise seek to circumvent the limitations of the provisions of this Article VII. Without limiting the generality of the foregoing, without the Prior Approval of the Independent Committee, neither an Investor nor any of its affiliates shall (i) present to the Company, its stockholders or any third party any proposal that can reasonably be expected to result in a change of control of the Company or in an increase in the Combined Voting Power of Company Voting Securities beneficially owned in the aggregate by such Investor and its affiliates beyond the percentage beneficially owned by them as of the date on which such proposal is made (except in full compliance with the terms of Section 7.08), (ii) publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions or have another person engage in a transaction or group of transactions that would result in a change of control of the Company or in an increase in the Combined Voting Power of Company Voting Securities beneficially owned in the aggregate by such Investor and its affiliates beyond the percentage beneficially owned by them as of the date on which such announcement is made, or
(iii) initiate, request, induce, encourage or attempt to induce or give encouragement to any other person to initiate any proposal that can reasonably be expected to result in a change of control of the Company or in an increase in the Combined Voting Power of Company Voting Securities beneficially owned in the aggregate by such Investor and its affiliates beyond the percentage beneficially owned by them as of the date of such action. Notwithstanding the foregoing provisions of this Section 7.07, nothing in this Section 7.07 shall in any way limit the ability of such Investor to pursue or consummate an Authorized Purchase in compliance with Section 7.03.

     Section 1.078. Acquisition Proposals. (a) During the Limitation Period,
                    ---------------------
notwithstanding any provision in this Article VII to the contrary, if an Investor desires to submit a proposal to acquire control of the Company or to increase its percentage ownership of Company Voting Securities beyond its percentage ownership as of the date on which such proposal is submitted, it may do so only by notifying the chairman of the Approval Body and complying with all of the following procedures:

          (i) such Investor may only submit to the Company a proposal having the following terms (the "Proposal"):
                               --------

               (A) the Proposal entails either (1) a tender offer for all outstanding Company Voting Securities not owned by such Investor and its affiliates which offer is conditioned upon a majority of the outstanding Company Voting Securities not owned by such Investor and its affiliates having been tendered, followed by a merger transaction, or (2) a merger transaction which is conditioned on the approval of stockholders holding a majority of the outstanding Company Voting Securities not owned by such Investor and its affiliates; and

               (B) the Proposal provides that the same consideration will be paid to all of the Company's stockholders (other than such Investor and its affiliates) in the tender offer and/or merger transaction.

          (ii) The Approval Body shall retain a reputable investment banking firm to advise the Approval Body with respect to the fairness of the Proposal to the stockholders of the Company other than such Investor and its affiliates from a financial point of view, and the Approval Body shall retain independent counsel to advise it with respect to the Proposal.

          (iii) The Proposal shall have received the Prior Approval of the Approval Body, which shall not give its approval unless it has received an opinion from such investment banking firm, in form and substance reasonably acceptable to the Approval Body, that the Proposal is fair to the stockholders of the Company other than such Investor and its affiliates from a financial point of view.

          (b) Unless all of the preconditions set forth in Sections 7.08(a)(i), 7.08(a)(ii) and 7.08(a)(iii) have been satisfied, the Proposal shall not be presented to the Company's stockholders and such Investor shall withdraw the Proposal.

          (c) Each Investor shall not, and shall direct its Representatives not to, disclose to any person either the fact that discussions or negotiations are taking place concerning a possible transaction as contemplated by the Proposal or any of the terms or other facts with respect to any such possible transaction, in each case without the Prior Approval of the Approval Body.

          (d) Notwithstanding the foregoing provisions of this Section 7.08, nothing in this Section 7.08 shall in any way limit the ability of an Investor to pursue or consummate an Authorized Purchase in compliance with Section 7.03 without complying with the procedures set forth in this Section 3.6.

          Section 1.079.  Term of Standstill and Confidentiality Provisions.
                          -------------------------------------------------
Unless the provisions contained in this Article VII specifically provide for earlier termination with respect to any particular right or obligation, the provisions contained in this Article VII shall terminate on the last day of the Limitation Period notwithstanding an earlier termination of this Agreement pursuant to Article VIII.


                                 ARTICLE VIII.

                                     Term
                                     ----

          Section 1.081.  Termination.  This Agreement may be terminated on or
                          -----------
any time prior to the Initial Closing (provided that no such termination shall be effective if (i) such termination is for the sole purpose of removing one or more Investors from this Agreement and (ii) the Company and the remaining Investors contemplate, as of the date of such termination, to enter into a transaction comparable to the transaction provided for by this Agreement):

          (a)  by the mutual written consent of the Investors and the Company;
     or

          (b) by either the Company or the Investors, if the Initial Closing shall not have occurred or is not capable of occurring (and the party claiming that such Closing is incapable of occurring demonstrates such fact beyond a reasonable doubt) on or prior to December 31, 1997, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Initial Closing, provided that, if a non-defaulting Investor is otherwise
                      --------
     entitled to terminate this Agreement but such termination is prohibited because of a default by another Investor, such non-defaulting Investor may terminate its commitment hereunder following 10 days' prior written notice to the Company, unless during such 10-day period the Company has replaced or otherwise terminated the commitment of each defaulting Investor.

          Section 1.082.  Effect of Termination.  In the event of the
                          ---------------------
termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void except for the obligations set forth in Article VII and Sections 9.02 through 9.15 and there shall be no liability or obligation on the part of the parties hereto except as otherwise provided in this Agreement. The termination of this Agreement under Section 8.01(b) shall not relieve either party of any liability for breach of this Agreement prior to the date of termination.


                                  ARTICLE IX.

                                 Miscellaneous
                                 -------------

          Section 1.091.  Survival of Representations, Warranties and
                          -------------------------------------------
Agreements. All representations, warranties and agreements made herein or in any
----------
certificates delivered in connection with any Closing shall survive such Closing.

          Section 1.092.  Notices.  All notices and other communications
                          -------
hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by overnight courier as follows:

          (a) If to the Investors, to the address or telecopy number set forth below their name on the signature pages hereto;

          (b)  If to the Company, to:

                    Patina Oil & Gas Corporation
                    1625 Broadway, Suite 2000
                    Denver, Colorado 80202
                    Phone: (303) 389-3600
                    Fax:   (303) 595-7407
                    Attention: General Counsel

                    With copies to:

                    Thomas J. Edelman,
                    Chairman of Patina Oil & Gas Corporation
                    667 Madison Avenue, 22nd Floor

                    New York, New York 10021
                    Phone: (212) 371-1117
                    Fax:   (212) 888-6877

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York 10017
                    Phone: (212) 455-2000
                    Fax:   (212) 455-2502
                    Attention: Robert L. Friedman, Esq.

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

          Section 1.093.  Entire Agreement; Amendment.  This Agreement and the
                          ---------------------------
Certificate of Designations and the documents described herein and therein or attached or delivered pursuant hereto or thereto or contemporaneously herewith set forth the entire agreement among the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement; provided that any amendment, modification or waiver to be delivered hereunder on
--------
behalf of the Investors shall be effective against all of the Investors if Investors holding 65% or more of the aggregate commitments hereunder shall agree to such amendment, modification or waiver; provided, however that no such
                                           --------  -------
amendment, modification or waiver (i) shall disproportionately disadvantage an Investor, (ii) shall reduce or increase any Investor's commitment hereunder or
(iii) reduce the dividend rate or other principal economic terms of the 8.5% Convertible Preferred Stock to be purchased hereunder, in each case without the consent of the Investor affected thereby. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right. No investigation by the Investors of the Company prior to or after the date hereof shall prevent the Investors from exercising any right hereunder or be deemed to be a waiver of any such right.

          Section 1.094.  Counterparts.  This Agreement may be executed in
                          ------------
one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same documents.

          SECTION 1.095.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY,
                          -------------
AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE.

          Section 1.096.  Public Announcements.  Each of the parties hereto
                          --------------------
agrees to hold in strict confidence and not to disclose to others the status of any discussions among the parties with respect to the subject matter of this Agreement until such time as the parties mutually agree to publicly disclose such information or are legally obligated to disclose such information. Subject to the provisions of the previous sentence, the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated hereby, and no party hereto will make any news releases or other information disclosures with respect to the subject matter of this Agreement without the prior consent of the other parties hereto.

          Section 1.097.  Expenses.  (a) Except as provided in Sections 6.07
                          --------
and 9.07(b), each of the parties hereto will pay its own expenses incurred or to be incurred in connection with this Agreement and the transactions contemplated hereby. None of the parties hereto shall engage any broker, finder or agent or agree to pay to any person any broker's fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby, except as provided in Section 3.01(s) hereof.

          (b) At or following the Initial Closing (or the termination of this Agreement, as the case may be), the Company shall promptly pay the Investors for all reasonable costs and out-of-pocket expenses incurred by them in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, including without limitation the reasonable fees and expenses of the Investors' counsel up to a maximum expense reimbursement pursuant to this Section 9.07(b) of $100,000.

          Section 1.098.  Indemnification.  (a) Indemnification and Payment of
                          ---------------       ------------------------------
Damages by the Company.  The Company will indemnify and hold harmless the
----------------------
Investors and its controlling persons and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount
 -------------------
of, any loss, liability, claim, damage or expense (including reasonable attorneys' fees and expenses) (collectively, "Damages") actually incurred by the
                                              -------
Indemnified Persons, arising, directly or indirectly, from or in connection with: (i) any representation or warranty specifically made by the Company in this Agreement which is qualified as to materiality not being true and correct as of the date hereof and any Closing Date, and any representation or warranty specifically made by the Company in this Agreement which is not so qualified not being true and correct in all material respects as of the date hereof and any Closing Date, or (ii) any breach by the Company of any covenant or obligation of the Company specifically contained in this Agreement. The remedies provided in this Section 9.08 will be the sole remedies available to the Investors and the other Indemnified Persons with respect to the matters referred to in this
Section 9.08, provided that the foregoing shall not limit any right to
              --------
terminate this Agreement, specific performance or injunctive relief that a party may otherwise have.

          (b)  Indemnification and Payment of Damages by the Investors.  Each
               -------------------------------------------------------
Investor severally, but not jointly, will indemnify and hold harmless the Company, and will pay to the Company the amount of any Damages actually incurred by the Company, arising, directly or indirectly, from or in connection with (i) any representation or warranty specifically made by such Investor in this Agreement which is qualified as to materiality not being true and correct as of the date hereof and any Closing Date, and any representation or warranty specifically made by such Investor in this Agreement which is not so qualified not being true and correct in all material respects as of the date hereof or any Closing Date, or (ii) any breach by the Investors of any covenant or obligation of such Investor specifically contained in this Agreement. The remedies provided in this Section 9.08 will be the sole remedies available to the Company with respect to the matters referred to in this Section 9.08, provided that the
                                                         --------
foregoing shall not limit any right to terminate this Agreement, specific performance or injunctive relief that a party may otherwise have.

          (c)  Time Limitations.  The Company will have no liability (for
               ----------------
indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to any Closing Date, other than those in Section 3.01(a), (c), (e), (o) or (r), unless on or before the first anniversary of the last Closing Date to occur, the Investors notify the Company of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Investors; a claim with respect to Section 3.01(o) or (r) may be brought at any time on or before the third anniversary of the last Closing Date; and a claim with respect to Section 3.01(a), (c) or (e) will survive indefinitely. The Investors will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to any Closing Date, unless on or before the first anniversary of the last Closing Date, the Company notifies the Investors of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Company.

          (d)  Limitations On Amount.  (i) The Company will have no liability
               ---------------------
to any Investor pursuant to Section 9.08(a) until the total of all Damages owed to such Investor with respect to such matters exceeds such Investor's pro rata interest (based on its aggregate commitment hereunder) of $1,000,000, and then only for the amount by which such Damages exceed such pro rata interest of $1,000,000. The liability of the Company pursuant to Section 9.08 shall not exceed such Investor's pro rata interest (based on its aggregate commitment hereunder) of $5,000,000 in the aggregate (provided that, if the amount of Damages exceeds $5,000,000, the Investors' remedy shall be the recision of the issuance and sale of the 8.5% Convertible Preferred Stock hereunder with the Company repurchasing, at the purchase price, such stock).

          (ii) Each Investor will have no liability to the Company pursuant to
Section 9.08(b) until the total of all Damages with respect to such matters exceeds such Investor's pro rata interest (based on its aggregate commitment hereunder) of $1,000,000, and then only for the amount by which such Damages exceed such pro rata interest of $1,000,000. The liability of an Investor to the Company pursuant to Section 9.08 shall not exceed such Investor's pro rata interest (based on its aggregate commitment hereunder) of $5,000,000 in the aggregate.

          (e)  Other Limitations.  The Company will have no liability to an
               -----------------
Investor or the Indemnified Persons for any breach of representation or warranty to the extent that the Company can establish that such Investor had actual knowledge of the facts which form the basis of such claim prior to the applicable Closing Date. The Investors will have no liability to the Company for any breach of representation or warranty to the extent that the Investors can establish that the Company had actual knowledge of the facts which form the basis of such claim prior to the applicable Closing Date.

          (f)  Procedure for Indemnification.  Promptly upon an indemnified
               -----------------------------
party under Section 9.08(a) or 9.08(b) becoming aware of a claim it may have against an indemnifying party under such Section, such indemnified party will if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party, but the failure so to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that it shall have been materially prejudiced by the indemnifying party's failure to give such notice. The parties shall cooperate in resolving questions as to Damages payable under Section 9.08(a) or 9.08(b) and determining the amount of any Damages payable. If the parties shall not be able, for a period of 30 days, to concur and agree upon the amount of Damages payable under said Section, as applicable, either party may, upon the expiration of such number of days, submit such difference to a court of competent jurisdiction in the United States of America for final determination. The final determination of such court with respect to any difference so submitted, after all appeals have been taken or the time to appeal shall have expired (the "Final Determination"),
                                                          -------------------
shall be conclusive and binding upon the parties. Promptly after the exact amount and nature of any Damages under Section 9.08(a) or 9.08(b) payable has been determined or agreed upon by the parties or fixed by a Final Determination, the indemnifying party shall pay such Damages to the indemnified party. Such Damages shall be deemed to be due and payable by the indemnifying party as of a date no later than the date when notice of the claim therefor was first given to the indemnifying party on behalf of the indemnified party.

          Section 1.099.  Successors and Assigns.  This Agreement shall inure to
                          ----------------------
the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the parties' rights, interests or obligations hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto; provided that, if
                                                               --------
any Investor fails to fulfill its obligation to fund its commitment for shares of 8.5% Convertible Preferred Stock hereunder, such defaulting Investor's commitment obligation hereunder may be assigned to one or more other non-defaulting Investor (which assignment shall occur no later than the applicable Closing Date and any non-defaulting Investor accepting such additional commitment shall execute and deliver an appropriate amendment or supplement to this Agreement reflecting such assignment). No assignment shall relieve the assigning party of any of its obligations hereunder. Any attempted assignment of this Agreement in breach of this provision shall be void and of no effect.

          Section 9.10.  No Third Party Rights.  Nothing in this Agreement,
                         ---------------------
expressed or implied, shall or is intended to confer upon any person other than the parties hereto or their respective successors or assigns any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          Section 9.11.  Specific Performance.  The Company acknowledges that
                         --------------------
the rights granted to the Investors in this Agreement are of a special, unique and extraordinary character, and that any breach of this Agreement by the Company could not be compensated for by damages. Accordingly, if the Company breaches its obligations under this Agreement, the Investors shall be entitled, in addition to any other remedies that they may have, to enforcement of this Agreement by a decree of specific performance requiring the Company to fulfill its obligations under this Agreement.

          Section 9.12.  Captions.  The captions contained in this Agreement are
                         --------
for reference purposes only and are not part of this Agreement.

          Section 9.13.  Severability.  Should any part of this Agreement for
                         ------------
any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or parts which may, for any reason, be hereafter declared invalid.

          Section 9.14.  Mutual Waiver of Jury Trial.  Because disputes
                         ---------------------------
arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement.

          Section 9.15.  Jurisdiction.  The courts of the State of New York in
                         ------------
New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this agreement and, by execution and delivery of this Agreement, each of the parties to this Agreement submits to the jurisdiction of those courts, including but not limited to the in personam and subject matter jurisdiction of those courts, waives any
       -- --------
objections to such jurisdiction on the grounds of venue or forum non conveniens,
                                                           ----- --- ----------
the absence of in personam or subject matter jurisdiction and any similar
               -- --------
grounds, consents to service of process by mail (in accordance with Section 9.02) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

          Section 9.16.  References to Other Agreements.  To the extent that
                         ------------------------------
this Agreement refers to any other agreement, or any provision thereof, such reference shall be deemed to be to such agreement or provision in the form initially executed by the parties thereto (regardless of whether such agreement or provision is amended) unless and to the extent that (a) such amendment does not adversely affect the non-signing party or (b) the non-signing party consent in writing to such amendment.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto or by their respective duly authorized officers, all as of the dates written above.

                              PATINA OIL & GAS CORPORATION


                              By:   /s/ Thomas J. Edelman
                                 ---------------------------
                              Name:   Thomas J. Edelman
                              Title:  Chairman and Chief Executive Officer


                              SNYDER OIL CORPORATION


                              By:   /s/ John C. Snyder
                                 ---------------------------
                              Name:   John C. Snyder
                              Title:  Director


                              FIRST RESERVE FUND VII, LIMITED PARTNERSHIP

                              By:  First Reserve Corporation, its General
                                    Partner


                              By:   /s/ William E. Macauley
                                 ---------------------------
                                 Name:  William E. Macauley
                                 ---------------------------
                                 Title: President and Chief Executive Officer

With copy to:
Thomas R. Denison, Esq.       475 Steamboat Road
Gibson Dunn & Crutcher LLP    Greenwich, Connecticut  06830
1801 California Street        Phone: (203) 625-2502
Suite 4100                    Fax:   (203) 661-6729
Denver, Colorado 80202
Phone: (303) 298-5734
Fax:   (303) 313-2823

                                CHASE VENTURE CAPITAL ASSOCIATES, L.P.

                                By:  Chase Capital Partners, its General Partner


                                By:  /s/  Arnold L. Chavkin
                                   ---------------------------
                                   Name:  Arnold L. Chavkin
                                   ---------------------------
                                   Title: General Partner

With copy to:
Harvey Eisenberg, Esq.
O'Sullivan, Graev & Karabell    c/o Chase Capital Partners
30 Rockefeller Plaza, 41st      380 Madison Avenue, 12th Floor
 Floor
New York, New York 10112        New York, New York  10017
Phone: (212) 408-2416           Phone: (212) 622-3100
Fax:   (212) 408-0646           Fax:   (212) 622-3101

                                HIGHBRIDGE INTERNATIONAL LDC

                                By: HIGHBRIDGE CAPITAL MANAGEMENT, INC.

                                By: /s/   Glenn R. Dubin
                                   ---------------------------
                                   Name:  Glenn R. Dubin
                                   Title: Co Chairman
With copy to:
Ron Resnick, Esq.
c/o Highbridge Capital          c/o Highbridge Capital Management, Inc.
  Management, Inc.              767 Fifth Avenue, 23rd Floor
767 Fifth Avenue, 23rd Floor    New York, New York  10153
New York, New York  10153       Phone: (212) 751-4510
Phone:  (212) 751-4510          Fax:   (212) 486-9379
Fax:    (212) 759-6010

                              BEDFORD FALLS INVESTORS, LP
                              By: Metropolitan Capital Advisors, LP
                              its General Partner
                              By: Metropolitan Capital Advisors, Inc.


                              By: /s/ Jeffrey Schwarz
                                 ------------------------------
                                      Jeffrey Schwarz
                                      Chief Executive Officer

                              660 Madison Avenue, 20th Floor
                              New York, NY  10021
                              Phone:  (212) 486-8100
                              Fax:  (212) 486-8819


                              /s/ Anthony V. Dub
                              ---------------------------------
                              Anthony V. Dub

                              c/o Credit Suisse First Boston
                              11 Madison Avenue
                              New York, NY 10010
                              Phone:  (212) 325-4800
                              Fax:    (212) 325-8266


                              /s/ Allen Finkelson
                              ---------------------------------
                              Allen Finkelson

                              c/o Cravath, Swain & Moore
                              Worldwide Plaza
                              825 Eighth Avenue - 46th Floor
                              New York, NY  10019
                              Phone:  (212) 474-1262
                              Fax:  (212) 765-1047


                              /s/ William P. Nicoletti
                              ---------------------------------
                              William P. Nicoletti

                              c/o Nicoletti & Company Inc.
                              1155 Avenue of the Americas, 29th Floor
                              New York, NY  10036
                              Phone:  (212) 819-2640
                              Fax:  (212) 391-7420

                              /s/ Irik P. Sevin
                              ---------------------------------
                              Irik P. Sevin

                              c/o Petroleum Heat & Power Co., Inc.
                              2187 Atlantic Street
                              P.O. Box 1457
                              Stamford, CT 06904
                              Phone: (203) 325-5450
                              Fax: (203) 328-7421


                              /s/ Peter Seaman
                              ---------------------------------
                              Peter Seaman

                              c/o Universal Studios
                              100 Universal City Plaza
                              Universal Building #507
                              Suite 3G
                              Universal City, CA 91608

                                                                      SCHEDULE I


                      SCHEDULE OF INVESTORS' COMMITMENTS


                                                                                          Number of Shares    Number of Shares
                                                                     Number of Shares     of Common Stock     of Common Stock
                                                       Aggregate    of 8.5% Convertible    to be Acquired      to be Acquired
                                                      Commitment      Preferred Stock     from the Company       from SOCO
Name of Investor                                         Amount       to be Purchased    at Initial Closing  at Initial Closing
----------------                                     -------------  -------------------   ------------------  ------------------
First Reserve Fund VII, Limited Partnership......      $32,500,000            1,300,000              51,587              36,111
Chase Venture Capital Associates, L.P. ..........      $22,500,000              900,000              35,714              25,000
Highbridge International  LDC....................      $ 4,750,000              190,000               7,540               5,278
Bedford Falls Investors, LP......................      $ 2,500,000              100,000               3,968               2,778
Anthony V. Dub...................................      $   400,000               16,000                 635                 444
Allen Finkelson..................................      $   100,000                4,000                 159                 111
William P. Nicoletti.............................      $   100,000                4,000                 159                 111
Irik P. Sevin....................................      $   100,000                4,000                 159                 111
Peter Seaman.....................................      $    50,000                2,000                  79                  56
                                                       -----------            ---------             -------              ------
Totals...........................................      $63,000,000            2,520,000             100,000              70,000